Exhibit 10.1

                                                                  EXECUTION COPY
                                                                  --------------

                               PURCHASE AGREEMENT

                              --------------------

                              Dated March 12, 2008

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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.......................................................   1

     Section 1.1    Defined Terms...........................................   1
     Section 1.2    Rules of Construction...................................   2

ARTICLE II PURCHASE AND SALE OF PURCHASED UNITS.............................   2

     Section 2.1    Purchase and Sale of Purchased Units....................   2
     Section 2.2    Pre-Closing Distributions; Post-Closing Adjustments.....   4
     Section 2.3    Closing Adjustment Statement............................   6
     Section 2.4    Closing.................................................   8
     Section 2.5    Transfer Taxes..........................................   9

ARTICLE III CONDITIONS TO CLOSING...........................................   9

     Section 3.1    Conditions to Obligations of AAMAC......................   9
     Section 3.2    Conditions to Obligations of the Halcyon Parties........  10

ARTICLE IV REPRESENTATIONS AND WARRANTIES CONCERNING THE HALCYON ENTITIES...  11

     Section 4.1    Organization............................................  12
     Section 4.2    Authority...............................................  12
     Section 4.3    No Breach...............................................  12
     Section 4.4    No Brokers..............................................  13
     Section 4.5    Governmental Approvals..................................  13
     Section 4.6    Capitalization..........................................  13
     Section 4.7    Financial Information...................................  13
     Section 4.8    Absence of Material Adverse Effect and Certain Events...  14
     Section 4.9    Taxes...................................................  14
     Section 4.10   AAMAC Proxy Statement...................................  16
     Section 4.11   Assets and Properties...................................  16
     Section 4.12   Contracts...............................................  16
     Section 4.13   Litigation..............................................  17
     Section 4.14   Environmental Matters...................................  17
     Section 4.15   Compliance with Applicable Law..........................  17
     Section 4.16   Permits.................................................  17
     Section 4.17   Employee Matters........................................  17
     Section 4.18   Insurance...............................................  20
     Section 4.19   Transactions with Affiliates............................  21
     Section 4.20   Halcyon Funds...........................................  21
     Section 4.21   Business Intellectual Property..........................  22
     Section 4.22   Sufficiency of Assets...................................  22
     Section 4.23   No Additional Representations...........................  23


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ARTICLE V REPRESENTATIONS AND WARRANTIES OF AAMAC...........................  23

     Section 5.1    Organization............................................  23
     Section 5.2    Authority...............................................  23
     Section 5.3    Binding Obligation......................................  24
     Section 5.4    No Breach...............................................  24
     Section 5.5    No Brokers..............................................  24
     Section 5.6    Governmental Approvals..................................  24
     Section 5.7    Capitalization..........................................  24
     Section 5.8    Financial Information...................................  26
     Section 5.9    Absence of Material Adverse Effect and Certain Events...  26
     Section 5.10   Taxes...................................................  27
     Section 5.11   Assets and Properties...................................  28
     Section 5.12   Contracts...............................................  29
     Section 5.13   Litigation..............................................  29
     Section 5.14   Environmental Matters...................................  29
     Section 5.15   Compliance with Applicable Law..........................  30
     Section 5.16   Permits.................................................  30
     Section 5.17   Employee Matters........................................  30
     Section 5.18   Insurance...............................................  30
     Section 5.19   AAMAC SEC Reports.......................................  30
     Section 5.20   Investment Representations..............................  31
     Section 5.21   Required Vote of the AAMAC Stockholders.................  31
     Section 5.22   Transactions with Affiliates............................  32
     Section 5.23   Opinion of Financial Advisor............................  32
     Section 5.24   No Additional Representations...........................  32

ARTICLE VI COVENANTS AND AGREEMENTS.........................................  33

     Section 6.1    Conduct of Business.....................................  33
     Section 6.2    Proxy Statement; AAMAC Stockholders' Meeting............  36
     Section 6.3    Directors and Officers of AAMAC After Closing...........  37
     Section 6.4    Governmental Filings....................................  37
     Section 6.5    Required Information....................................  38
     Section 6.6    Confidentiality.........................................  38
     Section 6.7    Public Disclosure.......................................  38
     Section 6.8    Commercially Reasonable Best Efforts....................  39
     Section 6.9    Notices of Certain Events...............................  39
     Section 6.10   Directors' and Officers' Insurance......................  39
     Section 6.11   New York Stock Exchange Listing.........................  40
     Section 6.12   Amended and Restated AAMAC Organizational Documents.....  40
     Section 6.13   Trust Waiver............................................  40
     Section 6.14   No Solicitation.........................................  40
     Section 6.15   Control of Operations...................................  41
     Section 6.16   Additional Agreements...................................  41
     Section 6.17   Reorganization..........................................  41
     Section 6.18   Trust Account...........................................  41


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     Section 6.19   AAMAC Plan..............................................  41
     Section 6.20   Purchase Price Allocation...............................  42

ARTICLE VII TERMINATION.....................................................  42

     Section 7.1    Termination.............................................  42
     Section 7.2    Effect of Termination...................................  43
     Section 7.3    Termination Fee.........................................  43

ARTICLE VIII GENERAL PROVISIONS.............................................  44

     Section 8.1    Survival of Representations, Warranties and Covenants...  44
     Section 8.2    Assignment..............................................  44
     Section 8.3    Parties in Interest.....................................  44
     Section 8.4    Amendment...............................................  44
     Section 8.5    Waiver; Remedies........................................  44
     Section 8.6    Expenses................................................  45
     Section 8.7    Notices.................................................  45
     Section 8.8    Entire Agreement........................................  46
     Section 8.9    Severability............................................  46
     Section 8.10   Consent to Jurisdiction.................................  46
     Section 8.11   Exhibits and Schedules; Disclosure......................  47
     Section 8.12   Governing Law...........................................  47
     Section 8.13   Counterparts............................................  47
     Section 8.14   Specific Performance....................................  47
     Section 8.15   Halcyon Representative..................................  48

EXHIBITS
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Exhibit A - Reorganization Steps
Exhibit B - Definitions
Exhibit C - Anti-Dilution Adjustments
Exhibit D - Term Sheet for Halcyon Amended and Restated LLC Agreement Exhibit E - Term Sheet for employment agreements
Exhibit F - Form Amended and Restated Certificate of Incorporation of AAMAC Exhibit G - Form Certificate of Designation for AAMAC
Exhibit H - Summary of material terms of AAMAC Plan
Exhibit I - Term Sheet for Exchange and Support Agreement
Exhibit J - Term Sheet for AAMAC Shareholders' Agreement
Exhibit K - Amendments to Bylaws of AAMAC


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                               PURCHASE AGREEMENT

      This Purchase Agreement is made and entered into as of March 12, 2008 by and among:

      o Alternative Asset Management Acquisition Corp., a Delaware corporation ("AAMAC");

      o Halcyon Management Group LLC, a Delaware limited liability company ("Halcyon");

      o Halcyon Partners LP, a Delaware limited partnership (the "Halcyon Partner Vehicle"); and

      o Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management LP, Halcyon Asset-Backed Advisors LP and Halcyon Loan Investors LP (together with Halcyon and the Halcyon Partner Vehicle, the "Halcyon Parties").

                                    RECITALS

      Prior to consummation of the transactions contemplated by this Agreement, the entities listed on Section 1.1 of the Halcyon Disclosure Statement (collectively, the "Halcyon Entities") shall be reorganized as set forth on Exhibit A (or in some other manner not materially more adverse to AAMAC than as set forth in Exhibit A or with the reasonable approval of AAMAC) and in accordance with the Reorganization MOU, such that Halcyon will own all (except to the extent set forth on Exhibit A) of the outstanding Equity Securities in the Halcyon Entities (or such entities will be merged into Halcyon), and Halcyon will be owned of record and beneficially by the Halcyon Partner Vehicle (the "Reorganization").

      Immediately prior to the Closing, the Halcyon Partner Vehicle will be the record and beneficial owner of all the Purchased Units.

      AAMAC desires to purchase from the Halcyon Partner Vehicle, and the Halcyon Parties and the Halcyon Entities desire for the Halcyon Partner Vehicle to sell to AAMAC, all the Purchased Units, upon the terms and subject to the conditions set forth herein.

      In consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, AAMAC, Halcyon, and the Halcyon Partner Vehicle (the "Parties") agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Defined Terms. Capitalized terms used in this Agreement, the Exhibits and Schedules to this Agreement, the Halcyon Disclosure Statement and the AAMAC Disclosure Statement shall have the meanings specified in Exhibit B.

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      Section 1.2 Rules of Construction. The rules of construction specified in
Exhibit B shall apply to this Agreement, the Exhibits and Schedules to this Agreement, the Halcyon Disclosure Statement and the AAMAC Disclosure Statement.

                                   ARTICLE II

                      PURCHASE AND SALE OF PURCHASED UNITS

      Section 2.1 Purchase and Sale of Purchased Units.

      (a) Subject to all the terms and conditions of this Agreement,

            (i) AAMAC shall:

            (x) purchase and acquire from the Halcyon Partner Vehicle, at the Closing, all of the Purchased Units, and

            (y) pay, at the Closing, for all the Purchased Units, the Cash Consideration and make the Preferred Shares Issuance;

            (ii) The Halcyon Partner Vehicle shall:

            (x) sell, convey, transfer, assign and deliver to AAMAC at the Closing, all of the Purchased Units, and

            (y) accept in payment for all of the Purchased Units the Cash Consideration and the Preferred Shares Issuance;

            (iii) the 46,924,648 Class B Units of Halcyon held by the Halcyon Partner Vehicle will become exchangeable for an equal number of shares of AAMAC Common Stock in accordance with the Exchange Agreement.

      (b) The purchase price for all of the Purchased Units, subject to adjustment as provided in Section 2.2 and Section 2.1(d), shall be:

            (i) Three Hundred Ninety million dollars ($390,000,000) (the "Cash Consideration") subject to adjustment as provided in Section 2.1(d); and

            (ii) 46,924,648 shares of AAMAC Preferred Stock, subject to adjustment as provided in Section 2.1(d) (the "Preferred Shares Issuance").

      (c) In connection with the Reorganization, Halcyon shall issue to Halcyon Partner Vehicle a note secured by the stock of Halcyon's subsidiaries with a principal amount of $115,000,000, subject to adjustment as provided in Section 2.1(d), payable in five equal annual installments beginning on the first anniversary of the Closing Date and accruing interest at 9% per annum, calculated on the basis of a 365-day year, and payable at the end of each calendar quarter, which note and security interests shall be subordinated to any third party debt of Halcyon (the "Halcyon Note").


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      (d) The Cash Consideration and Preferred Shares Issuance will be adjusted as follows:

            (i) If AAMAC does not have sufficient cash funds available to fund the full amount of the Cash Consideration at Closing due to:

                  (A) the exercise of conversion rights by AAMAC Stockholders pursuant to paragraph C of Article Sixth of AAMAC's Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the amount required to be paid to AAMAC Stockholders in connection with conversions, the "Conversion Amount");

                  (B) the Transaction Expenses of AAMAC, the Halcyon Parties or
            the Halcyon Entities (the "Expenses Shortfall"); and/or

                  (C) any required payment of a Closing Adjustment to the
            Halcyon Partner Vehicle pursuant to Section 2.1(d)(iv) (the "Closing Adjustment Shortfall");

      then, the Cash Consideration will be reduced by the shortfall (the "Shortfall"). At the Closing, the Halcyon Partner Vehicle may elect, in its sole discretion, that the principal amount of the Halcyon Note be increased by all or part of the amount of the Shortfall, with all other terms of the Halcyon Note remaining the same; provided, that the principal amount of the Halcyon Note shall not exceed $150,000,000. In the event that the Halcyon Partner Vehicle does not elect to increase the principal amount of the Halcyon Note or elects to increase the principal amount of the Halcyon Note by less than the full amount of the Shortfall, then with respect to the remaining amount of the Shortfall, Halcyon shall issue to the Halcyon Partner Vehicle a number of Exchangeable Securities (and pursuant to the Exchange Agreement, AAMAC will issue the same number of shares of AAMAC Preferred Stock to the Halcyon Partner Vehicle), in each case, equal to the sum of (x) the quotient of (1) such amount of the Shortfall attributable to the Conversion Amount or the Closing Adjustment Shortfall divided by (2) the quotient of the total amount in AAMAC's trust account as of the time of the Closing divided by the number of shares of AAMAC Common Stock outstanding (less the number of AAMAC Founders' Shares), and (y) the quotient of such amount of the Shortfall attributable to the Expenses Shortfall divided by $10.00. In the event that there are multiple sources of Shortfall, the Halcyon Partner Vehicle shall have the right to determine what portion of the Halcyon Note or the issuance of Exchangeable Securities and AAMAC Preferred Stock shall be allocated among the Conversion Amount, the Closing Adjustment Shortfall and the Expenses Shortfall.

            (ii) AAMAC and the Halcyon Representative may elect to obtain debt financing from a third party on terms and conditions reasonably acceptable to AAMAC and the Halcyon Representative. If AAMAC and the Halcyon Representative elect to obtain such third-party financing, the principal amount of the Halcyon Note shall be reduced by, and the Cash Consideration shall be increased by, the principal amount of such third-party financing. The aggregate principal amount of the Halcyon Note and


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      such third-party financing, if and to the extent actually obtained, shall not exceed $150,000,000.

            (iii) Any Exchangeable Securities issued to the Halcyon Partner Vehicle pursuant to Section 2.1(d)(i) above, shall have the following transfer restrictions: (A) 33.33% of the aggregate number of such Exchangeable Securities shall not be transferable for 60 days following the Closing Date, (B) 33.33% of the aggregate number of such Exchangeable Securities shall not be transferable for 120 days following the Closing Date and (C) the remainder of such Exchangeable Securities shall not be transferable for 180 days following the Closing Date; provided, however, that Halcyon shall pay the Halcyon Partner Vehicle an additional amount computed as if it were interest on the amount of the Shortfall in respect of which such Exchangeable Securities were issued for the duration of such lock-up periods at a rate equal to the six month treasury bill yield on the Closing Date, calculated on the basis of a 365-day year, and payable at the end of each calendar quarter.

            (iv) The "Closing Adjustment" shall be equal to the Specified Assets minus the Specified Liabilities. If the Closing Adjustment is a positive amount, then the Cash Consideration shall be increased by the Closing Adjustment. If the Closing Adjustment is a negative amount, then the Cash Consideration shall be decreased by the Closing Adjustment. Not less than five Business Days prior to the anticipated Closing Date, the Halcyon Representative shall provide AAMAC with a preliminary estimated statement of the Closing Adjustment as of the Closing Date (the "Estimated Closing Adjustment Statement").

            (v) The Cash Consideration shall be decreased by the amount of the Closing Bonus Accrual.

      Section 2.2 Pre-Closing Distributions; Post-Closing Adjustments.

      (a) Prior to or contemporaneously with the Closing, the Halcyon Entities shall distribute to the holders of their Equity Securities all of the cash (and cash equivalents) of the Halcyon Entities, less $3,000,000 or such lesser amount as may be agreed by AAMAC and the Halcyon Partner Vehicle prior to the Closing (the "Operating Working Capital Amount").

      (b) As promptly as practicable after the Closing but in any event on or before the earlier of the first December 31 following the Closing Date and the six-month anniversary of the Closing Date, Halcyon shall pay to the Halcyon Partner Vehicle an amount equal to the Operating Working Capital Amount, plus an additional amount computed as if it were interest on such amount from the Closing Date to the date of payment, inclusive, at a rate equal to the six month treasury bill yield during such period of time, calculated on the basis of a 365-day year and payable at the end of each calendar quarter.

      (c) On and after the Closing Date, Halcyon shall pay to the Halcyon Partner Vehicle an amount equal to the Pre-Closing Fee Amount to the extent not distributed by Halcyon or the Halcyon Entities, as applicable, prior to the Closing. Such payment will be made within two (2) Business Days after payment of such amounts to Halcyon.


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      (d) At Closing, AAMAC shall cancel 2,580,000 shares of AAMAC Common Stock held by the AAMAC Founders pursuant to the Voting Agreement, AAMAC shall issue to the AAMAC Founders warrants to purchase their pro rata share of up to 2,580,000 shares of AAMAC Common Stock in the aggregate (the "Founders Performance Warrants"). Each Founders Performance Warrant shall be in a form acceptable to each Party, acting reasonably, shall have a term of five years, shall have an exercise price of $0.0001 per share, shall be exercisable on a cashless basis at the election of the holder and shall include customary anti-dilution adjustment provisions with respect to any of the events described in Section 11(a), (c), or (f) of the Warrant Agreement by and between AAMAC and Continental Stock Transfer & Trust Company; provided that the adjustment formulas provided for in each Founders Performance Warrant will be modified so as to include an adjustment solely for the number of shares for which it is exercisable and not to include an adjustment to its exercise price. Each Founders Performance Warrant shall become exercisable with respect to its pro rata share of 430,000 shares of AAMAC Common Stock on the first date that the closing price of AAMAC Common Stock equals or exceeds $15.00 per share for any 10 trading days within any 20 trading day period, and shall become exercisable with respect to its pro rata share of an additional 430,000 shares of AAMAC Common Stock on each of the respective first dates that the closing price of AAMAC Common Stock equals or exceeds for any 10 trading days within any 20 trading day period each whole-dollar threshold greater than $15.00 per share, up to $20.00 per share. Each Founders Performance Warrant will remain exercisable until 20 Business Days after the date it first became exercisable in accordance with the preceding sentence, and if it is not exercised within that time, the right to purchase the shares for which the Founders Performance Warrant was exercisable during that period shall be permanently terminated.

      (e) From and after the Closing Date until the fifth anniversary of the Closing Date, on the first date that the closing price of AAMAC Common Stock equals or exceeds $15.00 per share for any 10 trading days within any 20 trading day period, Halcyon shall issue to the Halcyon Partner Vehicle 4,430,000 Exchangeable Securities (and pursuant to the Exchange Agreement, AAMAC will issue to the Halcyon Partner Vehicle an equal number of shares of AAMAC Preferred Stock), and shall issue to the Halcyon Partner Vehicle an additional 4,430,000 Exchangeable Securities (and pursuant to the Exchange Agreement, AAMAC will issue to the Halcyon Partner Vehicle an equal number of shares of AAMAC Preferred Stock) on each of the respective first dates that the closing price of AAMAC Common Stock equals or exceeds for any 10 trading days within any 20 trading day period each whole-dollar threshold greater than $15.00 per share, up to $20.00 per share, in each case as an adjustment to the purchase price hereunder. In the event of any stock split, stock dividend, stock combination, or reverse stock split, the rights of the Halcyon Partner Vehicle under this
Section 2.2(e) shall be subject to customary anti-dilution adjustments to be set forth on Exhibit C as mutually agreed upon by AAMAC and the Halcyon Partner Vehicle prior to the Closing Date, which shall include customary anti-dilution adjustment provisions with respect to any of the events described in Section 11(a), (c) or (f) of the Warrant Agreement by and between AAMAC and Continental Stock Transfer & Trust Company; provided that the adjustment formulas set forth on Exhibit C shall in no event be less favorable to the Halcyon Partner Vehicle than the corresponding rights of the AAMAC Founders under the Founders Performance Warrants are to the AAMAC Founders.


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      (f) On or as promptly as practicable after the December 31 immediately following the Closing Date, Halcyon shall pay to the Halcyon Partner Vehicle an amount equal to the excess, if any, of (i) the Closing Bonus Accrual over (ii) the excess, if any, of (A) the salaries of all Halcyon Entity employees for the period between the Closing Date and the December 31 immediately following the Closing Date, inclusive, and bonuses of all Halcyon Entity employees for the fiscal year in which the Closing Date occurs, over (B) 70% of the incentive and other non-management fees and carried interest allocations relating to the period between the Closing Date and the December 31 immediately following the Closing Date, excluding any Pre-Closing Fee Amounts paid or payable. Such amount shall be increased by an additional amount computed as if it were interest on such amount from the Closing Date to the date of payment, inclusive, at a rate equal to the six month treasury bill yield during such period of time, calculated on the basis of a 365-day year and payable at the end of each calendar quarter.

      Section 2.3 Closing Adjustment Statement.

      (a) AAMAC will prepare and deliver to the Halcyon Partner Vehicle a statement setting forth the calculation of the Closing Adjustment (the "Closing Adjustment Statement") on or before the 60th day after the Closing Date (the "Delivery Date"). In connection with the preparation of the Closing Adjustment Statement, AAMAC will have reasonable access to books, records and relevant personnel of Halcyon (including temporary office space at Halcyon's offices) for the purpose of preparing, or observing and participating in the preparation of, the Closing Adjustment Statement. The Closing Adjustment Statement shall be prepared in accordance with the same accounting principles, practices, methodologies and policies used in the preparation of the Halcyon Financial Statements.

      (b) The Closing Adjustment Statement will be deemed to be final, binding and conclusive for all purposes on the twentieth Business Day after delivery to the Halcyon Partner Vehicle hereunder unless the Halcyon Partner Vehicle delivers to AAMAC written notice of the Halcyon Partner Vehicle's disagreement (a "Notice of Disagreement") prior to such date specifying in reasonable detail the nature of the Halcyon Partner Vehicle's objections to the Closing Adjustment Statement. The Halcyon Partner Vehicle hereby waives the right to assert any objection to the Closing Adjustment Statement that is not asserted in a Notice of Disagreement delivered to AAMAC within twenty Business Days after the Delivery Date. If a Notice of Disagreement is delivered to AAMAC within such twenty Business Days, then the Closing Adjustment Statement (as adjusted, pursuant to Section 2.3(c) below, if necessary) will be deemed final, binding and conclusive for all purposes on the earlier of (x) the date the Halcyon Partner Vehicle and AAMAC resolve in writing all differences they have with respect to the Closing Adjustment Statement or (y) the date the disputed matters are resolved in writing by the Unaffiliated Firm. In the event that disputed matters are resolved by the Unaffiliated Firm (as set forth below in accordance with the terms hereof), the final Closing Adjustment Statement will consist of the applicable amounts from the Closing Adjustment Statement (or amounts otherwise agreed to in writing by the Halcyon Partner Vehicle and AAMAC) as to items that have not been submitted for resolution to the Unaffiliated Firm, and the amounts determined by the Unaffiliated Firm as to items that were submitted for resolution by the Unaffiliated Firm.

      (c) During the twenty Business Day period following the delivery of a Notice of Disagreement, AAMAC and the Halcyon Partner Vehicle will seek in good faith to resolve any


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differences they may have with respect to matters specified in the Notice of
Disagreement. If, at the end of such twenty Business Day period, AAMAC and the Halcyon Partner Vehicle have not reached agreement on such matters, AAMAC and the Halcyon Partner Vehicle will jointly engage a single arbitrator from the Unaffiliated Firm to resolve the matters specified in the Notice of Disagreement that remain in dispute with respect to the Closing Adjustment Statement by arbitration in accordance with the procedures set forth in this Section 2.3(c). The single arbitrator selected from the Unaffiliated Firm shall not have performed any work on behalf of AAMAC or the Halcyon Entities nor any of their respective Affiliates in the previous three years. In connection with such engagement, AAMAC and the Halcyon Partner Vehicle agree to use commercially reasonable efforts to cause AAMAC and the Halcyon Partner Vehicle to execute, if requested by the Unaffiliated Firm, a reasonable engagement letter including customary indemnities. Promptly after such engagement of the Unaffiliated Firm, AAMAC or the Halcyon Partner Vehicle will provide the Unaffiliated Firm with a copy of this Agreement, the Closing Adjustment Statement, and the Notice of Disagreement. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either AAMAC or the Halcyon Partner Vehicle as it deems appropriate, provided that a copy of any such submission will be provided to the other Party at the same time as it is provided to the Unaffiliated Firm. AAMAC and the Halcyon Partner Vehicle will not make any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm. AAMAC and the Halcyon Partner Vehicle will not communicate with the Unaffiliated Firm without providing the Halcyon Partner Vehicle or AAMAC, as applicable, a reasonable opportunity to participate in such communication with the Unaffiliated Firm (other than with respect to written submissions in response to the written request of the Unaffiliated Firm). The Unaffiliated Firm will have forty-five (45) days to review the documents provided to it pursuant to this Section 2.3(c). Within such forty-five (45) day period, the Unaffiliated Firm will furnish simultaneously to AAMAC and the Halcyon Partner Vehicle its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences regarding the Closing Adjustment Statement based solely on the information provided to the Unaffiliated Firm by AAMAC and the Halcyon Partner Vehicle pursuant to the terms of this Agreement (and not independent review). The Unaffiliated Firm's authority will be limited to resolving disputes with respect to whether the Closing Adjustment Statement was prepared in accordance with Section 2.3 with respect to the individual items on the Closing Adjustment Statement in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than amounts set forth in the Closing Adjustment Statement that are in dispute). In resolving any disputed item, the Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by AAMAC or the Halcyon Partner Vehicle or less than the smallest value for such item asserted by AAMAC or the Halcyon Partner Vehicle. The decision of the Unaffiliated Firm will be, in the absence of manifest error, for all purposes, conclusive, non appealable, final and binding upon AAMAC and the Halcyon Partner Vehicle. The fees of the Unaffiliated Firm will be borne by AAMAC, on the one hand, and the Halcyon Partner Vehicle, on the other hand, in the same proportion that the dollar amount of disputed items lost by a party bears to the total dollar amount in dispute resolved by the Unaffiliated Firm.

      (d) If the Closing Adjustment set forth on the Closing Adjustment Statement exceeds the Closing Adjustment set forth on the Estimated Closing Adjustment Statement, then AAMAC shall pay to the Halcyon Partner Vehicle such excess in cash. If the Closing Adjustment set forth


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on the Estimated Closing Adjustment Statement exceeds the Closing Adjustment set forth on the Closing Adjustment Statement, then the Halcyon Partner Vehicle shall pay to AAMAC such excess in cash. Any payment pursuant to this Section 2.3(d) shall be made within three Business Days after the finalization of the Closing Adjustment Statement.

      (e) For purposes of this Section 2.3, all actions to be performed by AAMAC shall be controlled by a majority of the independent directors of the Board of Directors of AAMAC.

      Section 2.4 Closing.

      (a) The closing of the purchase and sale of the Purchased Units (the "Closing") will take place (i) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10022, no later than the third Business Day following the satisfaction or waiver of all conditions set forth in Sections
3.1 and 3.2 (other than those conditions that are contemplated to be satisfied at the Closing), or (ii) at such other place, date and time as the Halcyon Partner Vehicle and AAMAC may agree.

      (b) At the Closing, the Halcyon Representative will deliver to AAMAC the following:

            (i) documentation appropriate to effect a transfer of all uncertificated Purchased Units, duly executed for transfer by delivery; and any other documents that are necessary or customary to transfer to AAMAC good title to all such Purchased Units free and clear of any Liens other than Permitted Transfer Restrictions;

            (ii) an executed copy of the amended and restated Halcyon limited liability company agreement signed by the Halcyon Partner Vehicle, which shall be consistent with the terms as set forth on Exhibit D and acceptable to AAMAC, acting reasonably;

            (iii) an executed election under Section 754 of the Code with such basis adjustment as may be determined pursuant to Section 6.20;

            (iv) copies of employment agreements executed by the individuals listed on Section 3.1(i) of the Halcyon Disclosure Statement, the material terms of which are set forth on Exhibit E;

            (v) copies of the Voting Agreement, Exchange Agreement, and Shareholders' Agreement executed by the Halcyon Parties, as applicable; and

            (vi) all other instruments, agreements, certificates and documents expressly required by any other Transaction Document to be delivered by Halcyon Parties at or prior to the Closing Date.

      (c) At the Closing, AAMAC will deliver to the Halcyon Partner Vehicle the following:

            (i) The payments required by Section 2.1(b);

            (ii) copies of the Voting Agreement, Exchange Agreement, and Shareholders' Agreement executed by AAMAC and/or the AAMAC Founders, as applicable; and

            (iii) all other instruments, agreements, certificates and documents required to be delivered by AAMAC or any AAMAC Founder at or prior to the Closing Date pursuant to this Agreement or any other Transaction Document.

      Section 2.5 Transfer Taxes. All applicable sales and transfer Taxes due as a result of the sale of the Purchased Units and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with the Transaction will be paid by AAMAC, except that Taxes imposed on or measured by the net income or gains of the Halcyon Partner Vehicle will be the responsibility of and be paid by the Halcyon Partner Vehicle (or its direct or indirect owners if it is a pass-through and liability for such Taxes applies to such owners).

                                  ARTICLE III

                              CONDITIONS TO CLOSING

      Section 3.1 Conditions to Obligations of AAMAC. The obligations of AAMAC to effect the Transaction are subject to the satisfaction or waiver by AAMAC at or prior to the Closing Date of each of the following conditions:

      (a) Representations and Warranties. The representations and warranties set forth in Section 4.6(b) shall be true and correct in all respects at and as of the Closing Date and all other representations and warranties set forth in
Article IV shall be true and correct (disregarding all qualifications or limitations as to "materiality" or "Halcyon Material Adverse Effect") at and as of the Closing Date as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties, to be so true and correct would not have a Halcyon Material Adverse Effect, and the Halcyon Representative shall have delivered to AAMAC a certificate confirming the foregoing as of the Closing Date.

      (b) Performance of Obligations of Halcyon Parties. Each and all of the covenants and agreements of the Halcyon Parties to be performed or complied with pursuant to this Agreement shall have been performed and complied with in all material respects, and the Halcyon Representative shall have delivered to AAMAC a certificate confirming the foregoing as of the Closing Date.

      (c) Material Adverse Effect. No Halcyon Material Adverse Effect shall have occurred from and after the date hereof.

      (d) Governmental Actions. No Action shall have been instituted by any Governmental Entity and remain pending which is reasonably likely to make illegal, or to prohibit, the consummation of the Transaction.

      (e) Laws. There shall not following the date hereof have been enacted, entered, enforced, promulgated or deemed applicable to the Transaction any Law of the United States, the United Kingdom or the Cayman Islands or any other action taken by any court or other

Governmental Entity in the United States, the United Kingdom or the Cayman Islands that has resulted, or is reasonably expected to result, directly or indirectly, in any of the consequences referred to in Section 3.1(d).

      (f) Consents. The Halcyon Entities shall have obtained and provided to AAMAC each approval and consent listed on Section 3.1(f) of the Halcyon Disclosure Statement.

      (g) Regulatory Approvals. (i) All waiting periods (and all extensions thereof) applicable to the consummation of the Transaction under the HSR Act shall have terminated or expired, (ii) all antitrust and competition approvals, consents (other than those specified in (i)) which are required to be obtained in connection with the Transaction, as set forth in Section 3.1(g) of the Halcyon Disclosure Statement shall have been received and all such antitrust or competition notices or filings shall have been made, (iii) if required to be obtained in connection with the Transaction, (A) the FSA has given its notice of approval or effective approval subject to the Transaction taking place within the time frame specified by the FSA or (B) deemed approval has been received by virtue of section 184(2) of the United Kingdom Financial Services and Markets Act 2000, and (iv) all other approvals or consents of a Governmental Entity which are required to be obtained in connection with the Transaction shall have been obtained, except where the failure to obtain such approval or consent would not have a Halcyon Material Adverse Effect (disregarding for this purpose clause
(x) of the definition thereof).

      (h) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained for the matters submitted for a vote of the AAMAC Stockholders as will be set forth in the Proxy Statement.

      (i) Additional Agreements. Each of the Additional Agreements shall have been executed and delivered by each of the parties to such Additional Agreements other than AAMAC and employment agreements have been executed and delivered by the individuals listed on Section 3.1(i) of the Halcyon Disclosure Statement which shall be consistent with the terms set forth on Exhibit E hereto.

      Section 3.2 Conditions to Obligations of the Halcyon Parties. The obligations of the Halcyon Parties to effect the Transaction are subject to the satisfaction or waiver by the Halcyon Representative at or prior to the Closing Date of each of the following conditions:

      (a) Representations and Warranties. The representations and warranties set forth in Sections 5.7(a)(ii), 5.11(c), 5.12(d) (with respect to written Contracts only) and 5.21 shall be true and correct at and as of the Closing Date as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and the representations and warranties set forth in Article V (other than Sections 5.7(a)(ii), 5.11(c), 5.12(d) (with respect to written Contracts only) and 5.21) shall be true and correct (disregarding all qualifications or limitations as to "materiality" or "AAMAC Material Adverse Effect") at and as of the Closing Date as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties, to be so true and correct would not have either a Halcyon Material Adverse Effect or AAMAC Material Adverse Effect, and AAMAC shall have delivered to the Halcyon Representative a certificate signed by an executive officer of AAMAC confirming the foregoing as of the Closing Date.

      (b) Performance of Obligations of AAMAC. Each and all of the covenants and agreements of AAMAC to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been performed and complied with in all material respects, and AAMAC shall have delivered to the Halcyon Representative a certificate signed by an executive officer of AAMAC confirming the foregoing as of the Closing Date.

      (c) Governmental Actions. No Action shall have been instituted by any Governmental Entity and remain pending which is reasonably likely to make illegal, or to prohibit, the consummation of the Transaction.

      (d) Laws. There shall not following the date hereof, have been enacted, entered, enforced, promulgated or deemed applicable to the Transaction any Law or any other action taken by any court or other Governmental Entity that has resulted, or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 3.2(c).

      (e) Regulatory Approvals. (i) All waiting periods (and all extensions thereof) applicable to the consummation of the Transaction under the HSR Act shall have terminated or expired, (ii) all antitrust and competition approvals, consents (other than those specified in (i)) which are required to be obtained in connection with the Transaction, as set forth in Section 3.1(g) of the Halcyon Disclosure Statement shall have been received and all such antitrust or competition notices or filings shall have been made, (iii) if required to be obtained in connection with the Transaction, (A) the FSA has given its notice of approval or effective approval subject to the Transaction taking place within the time frame specified by the FSA or (B) deemed approval has been received by virtue of section 184(2) of the United Kingdom Financial Services and Markets Act 2000 and (iv) all other approvals or consents of a Governmental Entity which are required to be obtained in connection with the Transaction shall have been obtained, except where the failure to obtain such approval or consent would not have an AAMAC Material Adverse Effect.

      (f) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained for the matters submitted for a vote of the AAMAC Stockholders as will be set forth in the Proxy Statement.

      (g) Additional Agreements. Each of the Additional Agreements shall have been executed and delivered by each of the parties to such Additional Agreement other than the Halcyon Parties and the Halcyon Entities.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES CONCERNING THE HALCYON ENTITIES

      Except as set forth in the Halcyon Disclosure Statement (subject to Section 8.11), the Halcyon Parties, jointly and severally, hereby represent and warrant, without duplication, to AAMAC as follows:

      Section 4.1 Organization.

      (a) Each of the Halcyon Entities is duly formed, validly existing and in good standing under the Laws of the jurisdiction where it is organized, as disclosed in the Halcyon Disclosure Statement. Each of the Halcyon Entities has all requisite corporate, partnership or other power and authority to own, lease and operate its assets and properties and to carry on the Business. Each of the Halcyon Entities is duly qualified to transact business in each jurisdiction in which the ownership, leasing or holding of its properties or the conduct or nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Halcyon Material Adverse Effect. True and complete copies of the Organizational Documents of the Halcyon Entities have previously been delivered or made available to AAMAC.

      (b) The Halcyon Entities have no Subsidiaries other than other Halcyon Entities.

      (c) Each of the Halcyon Entities that is required to be registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is so registered.

      Section 4.2 Authority.

      (a) Each of the Halcyon Entities has all requisite corporate, partnership or other similar power and authority to execute and deliver each Transaction Document delivered or to be delivered by it and to perform all of its obligations under the Transaction Documents. The execution, delivery and performance by each of the Halcyon Entities of each Transaction Document to which it is a party delivered or to be delivered by it and the consummation of the transactions contemplated to be performed by it under the Transaction Documents to which it is a party have been duly authorized by all necessary and proper corporate, partnership or other action on the part of the Halcyon Entities and no other corporate, limited liability company, trust or other proceedings on the part of any of the Halcyon Entities or its stockholders, members, trustees or other holders of Equity Securities are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

      (b) Each Transaction Document to be delivered by any of the Halcyon Entities will be duly executed and delivered by such Halcyon Entity and, when so executed and delivered and assuming the valid execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligation of such Halcyon Entity, enforceable against such Halcyon Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

      Section 4.3 No Breach. None of the execution, delivery or performance by any of the Halcyon Entities of any Transaction Document or the consummation by the Halcyon Entities of the Transaction does or will, with or without the giving of notice or the lapse of time or both, (a) result in the creation of any Lien upon any of the properties or assets of any of the Halcyon Entities (except for Permitted Liens) or (b) conflict with, or result in a breach or violation of or a default under, require a consent under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Organizational Documents of any of the Halcyon Entities,
(ii) any Halcyon Material Contract or (iii) any Law, license or Permit or other requirement to which the Halcyon Entities or any of its properties or assets are subject, except for those which would not have a Halcyon Material Adverse Effect.

      Section 4.4 No Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of the Halcyon Entities who is or will be entitled to any fee, commission or payment from any of the Halcyon Entities in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction.

      Section 4.5 Governmental Approvals. Other than any approval required pursuant to the HSR Act, no Consent or Order of, with or to any Governmental Entity is required to be obtained or made by any of the Halcyon Entities in connection with the execution, delivery and performance by any of the Halcyon Entities of any Transaction Document or the consummation of the Transaction, except for any failure to obtain or make such Consent or Order which would not have a Halcyon Material Adverse Effect.

      Section 4.6 Capitalization.

      (a) There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of the Halcyon Entities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any holders of Equity Securities of any of the Halcyon Entities may vote. Except as granted under the Reorganization MOU or the Transaction Documents, there are no voting agreements with respect to any proxies, any stock appreciation rights, phantom stock, put rights or other Contracts relating to any Equity Securities of any of the Halcyon Entities.

      (b) Upon consummation of the Reorganization, (i) Halcyon will own, directly or indirectly, all of the outstanding Equity Securities of the Halcyon Entities (other than Halcyon), all of which will be duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights, and (ii) all of the outstanding Purchased Units will be owned of record by the Halcyon Partner Vehicle.

      (c) Upon consummation of the Transaction, AAMAC will own 49,170,000 Class A Units of Halcyon free and clear of all Liens, which shall be all of the outstanding Class A Units of Halcyon, and the Halcyon Partner Vehicle will own 46,924,648 Class B Units of Halcyon, which shall be all of the outstanding Class B Units of Halcyon, subject to adjustment pursuant to Section 2.1(d).

      Section 4.7 Financial Information.

      (a) Set forth in the Halcyon Disclosure Statement are the unaudited combined balance sheets of the Halcyon Entities as of December 31, 2005, December 31, 2006, and December 31, 2007 and the related unaudited combined statements of operations for each of the three years comprising the period ended December 31, 2007 (the "Halcyon Financial Statements"). The Halcyon Financial Statements have been prepared from the books, accounts and financial records of the Halcyon Entities and present fairly, in all material respects, in conformity with GAAP applied on a consistent basis, the combined financial position of the Halcyon Entities as of the dates set forth therein and the combined results of their operations for the periods set forth therein; provided, that the foregoing is subject to the ongoing audit and adjustment of the Halcyon Financial Statements.

      (b) The Halcyon Entities have no Liabilities of any kind or character except for Liabilities (i) incurred in connection with the Reorganization, (ii) in the amounts set forth or reserved on the December 31, 2007 Halcyon balance sheet or the notes thereto, including contingent liabilities, (iii) arising after December 31, 2007 in the ordinary course of business, (iv) incurred under this Agreement, the other Transaction Documents, or as expressly permitted to be incurred under this Agreement or the other Transaction Documents, or as disclosed in this Agreement or the other Transaction Documents or the Halcyon Disclosure Statement, (v) incurred for Transaction Expenses or (vi) that would not have a Halcyon Material Adverse Effect.

      Section 4.8 Absence of Material Adverse Effect and Certain Events.

      (a) Since December 31, 2007 and until the date hereof, there have not been any events, occurrences, changes, developments or circumstances which would have a Halcyon Material Adverse Effect.

      (b) Except for the Reorganization, the Halcyon Entities have not since December 31, 2007 and until the date hereof, taken any action of the type referred to in Section 6.1(b)(v), (vi), (viii), (x), (xi) or (xii).

      Section 4.9 Taxes.

      (a) Each of the Halcyon Entities has filed all material Tax Returns required to be filed by it ("Halcyon Tax Returns"). All such Halcyon Tax Returns were correct and complete in all material respects. All material Halcyon Tax Returns have been timely filed with the appropriate tax authorities in all jurisdictions in which such Halcyon Tax Returns are or were required to be filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired. The Halcyon Entities have made available to AAMAC correct and complete copies of all U.S. federal income Tax Returns of the Halcyon Entities relating to taxable period ending on or after January 1, 2005, filed through the date of this Agreement.

      (b) All material Taxes due and owing by each of the Halcyon Entities (whether or not shown on any Halcyon Tax Return) have been paid or adequate reserves therefor have been established on the December 31, 2007 Halcyon Balance Sheet in accordance with GAAP, subject to the ongoing audit and adjustment.

      (c) All material Taxes of the Halcyon Entities required to be paid with respect to any completed and settled audit, examination or deficiency Action with any taxing authority have been paid in full.

      (d) There is no audit, examination, claim, assessment, levy, deficiency, administrative or judicial proceeding, lawsuit or refund Action pending or threatened in writing with respect to any material Taxes of the Halcyon Entities and no taxing authority has given written notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes. The Halcyon Entities have delivered to AAMAC correct and complete copies of all material Tax examination reports, closing agreements (as defined below) and statements of Tax deficiencies assessed against or agreed to by any of the Halcyon Entities received since December 31, 2004.

      (e) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of the Halcyon Entities due for any taxable period.

      (f) None of the Halcyon Entities has received written notice of any claim, and, to the knowledge of the Halcyon Entities, no claim has ever been made, by any taxing authority in a jurisdiction where such Halcyon Entity does not file Halcyon Tax Returns that it is or may be subject to taxation by that jurisdiction.

      (g) No Liens for Taxes exist with respect to any of the assets or properties of the Halcyon Entities, except for Permitted Liens.

      (h) The Halcyon Entities are not liable, nor do the Halcyon Entities have any potential liability, for the Taxes of another Person (other than another Halcyon Entity) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract, indemnity or otherwise.

      (i) The Halcyon Entities are not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to material Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) that will be binding on any Halcyon Entity with respect to any period following the Closing Date. None of the Halcyon Entities will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign applicable Law) or (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign applicable Law) executed on or prior to the Closing Date.

      (j) Each Halcyon Entity is and at all times has been a partnership or disregarded entity for U.S. federal tax purposes pursuant to Treasury Regulation ss. 301.7701.

      (k) None of Halcyon Entities has requested or is the subject of or bound by any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

      (l) Each of the Halcyon Entities has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

      (m) None of the Halcyon Entities has participated in a "listed transaction," as defined in Treasury Regulation ss. 1.6011-4(b)(2).

It is agreed and understood that no representation or warranty is made with respect to Tax matters in any Section of this Agreement other than this Section
4.9 and Section 4.17.

      Section 4.10 AAMAC Proxy Statement. None of the information relating to the Halcyon Entities supplied by the Halcyon Representative or by any other Persons acting on behalf of the Halcyon Entities, for inclusion in the Proxy Statement will, as of the date of its distribution to the AAMAC Stockholders (or any amendment or supplement thereto) or at the time of the AAMAC Stockholders' Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

      Section 4.11 Assets and Properties. Except as would not have a Halcyon Material Adverse Effect:

      (a) Each of the Halcyon Entities has (i) good title to all of its material assets and properties (whether real, personal or mixed, or tangible or intangible) and (ii) valid leasehold interests in all of its assets and properties which it leases, in each case (with respect to both clause (i) and (ii) above), free and clear of any Liens, other than Permitted Liens.

      (b) The Halcyon Entities do not own, and, to the knowledge of the Halcyon Parties have never owned, any real property (other than as a result of investments by Halcyon Funds).

      (c) The Halcyon Disclosure Statement contains a complete and accurate list of all material real estate leased, subleased or occupied by any of the Halcyon Entities pursuant to a lease (the "Halcyon Leased Premises"). The Halcyon Entities enjoy peaceful and undisturbed possession of all Halcyon Leased Premises.

      (d) All of the tangible assets and properties owned or leased by the Halcyon Entities are adequately maintained and are in good operating condition and repair and free from any material defects, reasonable wear and tear excepted.

      Section 4.12 Contracts.

      (a) The Halcyon Disclosure Statement lists all of the Halcyon Material Contracts.

      (b) Each of the Halcyon Entities (and, to the knowledge of the Halcyon Entities, each of the other party or parties thereto), has performed all obligations required to be performed by it under each Halcyon Material Contract, except as would not be have a Halcyon Material Adverse Effect. No event has occurred or circumstance exists with respect to any of the Halcyon Entities or, to the knowledge of the Halcyon Entities, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give any of the Halcyon Entities or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any Halcyon Material Contract, except in each case as would not have a Halcyon Material Adverse Effect. To the knowledge of the Halcyon Entities, no party to any Halcyon Material Contract has repudiated any material provision thereof or terminated any Halcyon Material Contract. All Halcyon Material Contracts are valid and binding on the

Halcyon Entities and, to the knowledge of the Halcyon Entities, the other parties thereto, and are in full force and effect. The Halcyon Entities have made available (but not necessarily provided) to AAMAC the Halcyon Material Contracts, and the copies of the Halcyon Material Contracts provided to AAMAC are true, accurate and complete.

      Section 4.13 Litigation. As of the date hereof (i) no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Entity to which any of the Halcyon Entities is party or by which any of the Halcyon Entities or any assets of any thereof is bound, and which relates to or affects the Halcyon Entities, the assets, properties, Liabilities or employees of the Halcyon Entities or the Business is in effect and (ii) there is no Action pending or, to the knowledge of the Halcyon Entities, threatened against any of the Halcyon Entities or the assets or properties of the Halcyon Entities that, in the case of (i) or (ii), has had a Halcyon Material Adverse Effect.

      Section 4.14 Environmental Matters. Except as would not have a Halcyon Material Adverse Effect, the Halcyon Entities do not have any Liability under any applicable Law existing and in effect on the date hereof relating to pollution or protection of the environment (an "Environmental Law") or under any Contract with respect to or as a result of the presence, discharge, generation, treatment, storage, handling, removal, disposal, transportation or release of any substance defined as hazardous, toxic or a pollutant under any Environmental Law ("Hazardous Materials").

      Section 4.15 Compliance with Applicable Law.

      (a) Except as would not have a Halcyon Material Adverse Effect, (i) each of the Halcyon Entities is in compliance and has complied at all times within the immediately preceding two years with all Laws applicable to the Halcyon Entities and the Business, (ii) no claims or complaints from any Governmental Entities or other Persons have been asserted or received by the Halcyon Entities within the past three years related to or affecting the Halcyon Entities or the Business and, to the knowledge of the Halcyon Entities, no claims or complaints are threatened, alleging that the Halcyon Entities are in violation of any Laws or Permits applicable to the Halcyon Entities or the Business and (iii) to the knowledge of the Halcyon Entities, no investigation, inquiry, or review by any Governmental Entity with respect to the Halcyon Entities or the Business is pending or threatened.

      Section 4.16 Permits. Except as would not have a Halcyon Material Adverse Effect. each of the Halcyon Entities has all the Permits (the "Halcyon Permits") that are necessary for the Halcyon Entities to operate the Business in compliance with all applicable Laws and the Halcyon Entities have complied in all material respects with all of the terms and requirements of the Halcyon Permits.

      Section 4.17 Employee Matters.

      (a) None of the Halcyon Entities is a party to any Contract regarding collective bargaining or other Contract with or to any labor union or association representing any employee of the Halcyon Entities (other than any industry-wide or statutorily mandated agreement in non-U.S. jurisdictions), nor does any labor union or collective bargaining agent represent any employee of the Halcyon Entities. To the knowledge of the Halcyon Entities, no Contract regarding collective bargaining has been requested by, or is under discussion between management of the Halcyon Entities (or any management group or association of which the Halcyon Entities is a member or otherwise a participant) and any group of employees of the Halcyon Entities, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Halcyon Entities with any labor relations tribunal, nor are there any other current activities to organize any employees of the Halcyon Entities into a collective bargaining unit. There are no unfair labor practice charges or complaints pending or, to the knowledge of the Halcyon Entities, threatened against the Halcyon Entities that would have a Halcyon Material Adverse Effect. During the past three years there has not been any labor strike, slow-down, work stoppage or arbitration involving the Halcyon Entities, and no such labor strike, slow-down, work stoppage or arbitration is now pending or, to the knowledge of the Halcyon Entities, threatened against the Halcyon Entities. None of the Halcyon Entities has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Laws within the last six months which remains unsatisfied.

      (b) The Halcyon Disclosure Statement sets forth a complete and accurate list of each pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other material health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation plan and each other employee or material fringe benefit plan, program or Contract to which any of the Halcyon Entities contributes or is required to contribute or has any liability, or which any of the Halcyon Entities sponsors, maintains or administers for the benefit of any current or former directors, officers, consultants or employees of the Halcyon Entities ("Halcyon Plans"), in each case only to the extent any of the Halcyon Entities
(x) will continue the Halcyon Plan after the Closing or (y) have any Liability under any Halcyon Plan after the Closing. The Halcyon Entities have made available to AAMAC with respect to each Halcyon Plan that is subject to the Laws of the United States ("Halcyon U.S. Plans"), a true, correct and complete copy (or, to the extent no such copy exists or the Halcyon Plan is not in writing, an accurate written description) of such Halcyon U.S. Plan and all amendments thereto and, to the extent applicable: (i) any related trust agreement or other funding instrument and all other material contracts currently in effect with respect to such Halcyon Plan (including, without limitation, all administrative agreements, group insurance contracts and group annuity contracts); (ii) the most recent IRS determination letter; (iii) the most recent summary plan description, summary of material modifications and any other written communication (or a written description of any oral communications) by any Halcyon Entity to its employees concerning the extent of the benefits provided under a Halcyon Plan; (iv) the most recent (A) Form 5500 and attached schedules, and (B) audited financial statements; and (v) for the last year, all material correspondence with the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or the SEC regarding the operation or the administration of any Halcyon Plan.

      (c) None of the Halcyon Plans is subject to Title IV of ERISA or Section 412 of the Code and neither the Halcyon Entities nor any ERISA Affiliate has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

      (d) None of the Halcyon Entities or any Affiliate is required, or has during any time in the six-year period preceding the Closing Date been required, to contribute to or has incurred any withdrawal liability in respect of any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

      (e) Each Halcyon U.S. Plan (and each related trust, insurance contract or fund) is, and has been administered and operated, in material compliance with its terms and with all applicable Laws. Each Halcyon Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that the Halcyon Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the knowledge of the Halcyon Entities, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification.

      (f) Except as would not have a Halcyon Material Adverse Effect, all contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Halcyon U.S. Plan have been timely made or reflected on the applicable Halcyon Entity's financial statements in accordance with GAAP, subject to the ongoing audit and adjustment.

      (g) The Halcyon Entities do not have any obligation to provide or make available post termination health benefits to any current or former officer, director, partner or employee (or their respective beneficiaries) of the Halcyon Entities, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the sole expense of such individual.

      (h) Except as would not have a Halcyon Material Adverse Effect, (i) there are no pending or, to the knowledge of the Halcyon Entities, anticipated or threatened claims by or on behalf of any of the Halcyon U.S. Plans, by any employee or beneficiary covered under any such Halcyon U.S. Plan, or otherwise involving any such Halcyon U.S. Plan (other than ordinary course claims for benefits), (ii) there are no pending or, to the knowledge of the Halcyon Entities, threatened audits or investigations by any governmental body, commission or agency involving any Halcyon U.S. Plan, none of the Halcyon Entities nor, to the knowledge of the Halcyon Entities, any other "party in interest" or "disqualified person" with respect to any Halcyon U.S. Plan has engaged in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving such Halcyon U.S. Plan which, individually or in the aggregate, could reasonably be expected to subject the Halcyon Entities to a tax or penalty imposed by Section 4975 of the Code or
Section 501, 502 or 510 of ERISA and (iii) to the knowledge of the Halcyon Entities, no fiduciary (with respect to whom any of the Halcyon Entities has an obligation to indemnify) has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Halcyon U.S. Plan.

      (i) Each Halcyon U.S. Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i)
Section 409A of the Code and (ii)(A) the final regulations issued thereunder or
(B) Internal Revenue Service Notice 2005-1.

      (j) Neither the execution and delivery of this Agreement nor the consummation of the Transaction will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former partner, officer, director, employee, or consultant of the Halcyon Entities; (ii) increase any benefits otherwise payable under any Halcyon U.S. Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

      (k) With respect to each Halcyon Plan that is not a Halcyon U.S. Plan (each, a "Foreign Plan"), except as would not have a Halcyon Material Adverse
Effect: (i) each Foreign Plan is in compliance in all material respects with the applicable provisions of Law and regulations regarding employee benefits, mandatory contributions and retirement plans of each jurisdiction in which each such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan; (ii) each Foreign Plan has been administered at all times and in all material respects in accordance with its terms; (iii) there are no pending investigations by any Governmental Entity involving any Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; (iv) the transactions contemplated by this Agreement, by themselves or in conjunction with any other transactions, will not create or otherwise result in any material liability, accelerated payment or any enhanced benefits with respect to any Foreign Plan; and (v) all liabilities with respect to each Foreign Plan have been funded in accordance with the terms of such Foreign Plan and have been properly reflected in the financial statements of the applicable Halcyon Entity.

      Section 4.18 Insurance.

      (a) Except as would not have a Halcyon Material Adverse Effect, the insurance policies and surety bonds which the Halcyon Entities maintain with respect to their assets, Liabilities, employees, officers or directors or the Business ("Halcyon Insurance Policies"): (i) are in full force and effect and will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of any Transaction Document or consummation of the Transaction and
(ii) are sufficient for compliance with all requirements of Law and Contracts of the Halcyon Entities. Except as would not have a Halcyon Material Adverse Effect, the Halcyon Entities are current in all premiums or other payments due under each Halcyon Insurance Policy and have otherwise performed in all material respects all of their respective obligations thereunder.

      (b) The Halcyon Entities have not received during the past three years from any insurance carrier with which it has carried any material insurance (i) any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights in respect of claims that are or would be reasonably be expected to be material to the Halcyon Entities or (ii) any notice of cancellation or any notice that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any Halcyon Insurance Policy is not willing or able to perform its obligations thereunder.

      Section 4.19 Transactions with Affiliates. Except (i) for transactions and arrangements with Halcyon Funds, (ii) as contemplated by the Transaction Documents, including the Halcyon Note, (iii) in connection with the Reorganization, or (iv) agreements related to employment with the Halcyon Entities, no director, officer or employee of the Halcyon Entities or Affiliate of the Halcyon Entities (other than another of the Halcyon Entities) has any material interest in any Halcyon Material Contract, material tangible asset or material Business Intellectual Property (other than through such Person's partnership or membership interest) that is used by the Halcyon Entities in the conduct of the Business as it has been conducted prior to the Closing Date (including historical performance records and/or results in the Halcyon Entities' data bases) or Affiliate of any director, officer or employee of the Halcyon Entities has entered into any agreement whereby such Person owes any material Indebtedness to or is owed any material Indebtedness from any of the Halcyon Entities, other than employment relationships and compensation, benefits, repayment of travel, entertainment and other advances made in the ordinary course of business.

      Section 4.20 Halcyon Funds.

      (a) All "side letters" or similar agreements between any Halcyon Entity and any of its clients (including for this purpose any investors in any Halcyon Funds) that give any such client (i) the benefit of terms relating to liquidity, transparency, or fees that are more favorable than those specified in the applicable investment management agreement (in the case of any Managed Accounts) or the applicable offering memorandum, partnership agreement, or other Organizational Documents (in the case of any Halcyon Funds) or (ii) with respect to other clients or investors, "most favored nations" treatment, have been provided to AAMAC.

      (b) Except as would not have a Halcyon Material Adverse Effect:

            (i) Each of the Halcyon Entities complies, and has complied at all times within the immediately preceding two years, with all management agreements and investment management agreements, or similar agreements to which it is or has been a party (each an, "IMA") and all Halcyon Fund Organizational Documents, offering memoranda and other offering documents to which it is or has been a party or which relates or has related to it and has no outstanding liability in respect of any failure to comply with any such IMA or Halcyon Fund Organizational Documents.

            (ii) Each Halcyon Fund is being, and has been at all times within the immediately preceding two years, operated, managed, marketed and distributed in accordance with the terms of appointment of the relevant Halcyon Entity, the relevant Halcyon Fund documentation and with all relevant Laws, including (without limitation) the laws of the jurisdiction in which the Halcyon Fund is marketed.

            (iii) Each Halcyon Fund has marketing literature that was when issued and, if still current, remains correct and not misleading and compliant with all applicable Laws.

            (iv) Each Halcyon Fund has, at all relevant times, been validly existing in the jurisdiction in which it purports to be organized or formed, and all necessary notifications to and registrations with local regulatory and other bodies in the jurisdiction of formation and any jurisdiction at or from which it is managed or controlled have been made to permit such Halcyon Fund to carry out such activities as are carried out by it and all necessary licenses in such jurisdictions have been obtained in relation to it.

            (v) Section 4.20(b)(v) of the Halcyon Disclosure Statement accurately reflects the assets under management relating to each Halcyon Fund as of the date indicated thereon and annual returns with respect to each during the period indicated thereon.

      (c) Each Managed Account, to the extent managed solely by a Halcyon Entity, is being, and has been at all times within the immediately preceding two years (except as would not have a Halcyon Material Adverse Effect), managed in accordance with the terms of appointment of the relevant Halcyon Entity, the relevant Managed Account documentation and with all relevant Laws, including (without limitation) the laws of the jurisdiction in which the Managed Account is marketed.

      Section 4.21 Business Intellectual Property. Except as would not have a Halcyon Material Adverse Effect:

      (a) Each of the Halcyon Entities owns or has a valid license or right to use all Business Intellectual Property which it uses in the ordinary course of business.

      (b) To the knowledge of the Halcyon Entities, the Business Intellectual Property is valid, enforceable and subsisting and nothing has been done or omitted to be done which may cause any of it to cease to be so.

      (c) To the knowledge of the Halcyon Entities, no activities or services or processes of any of the Halcyon Entities infringe or have infringed any intellectual property of any third party.

      (d) One of the Halcyon Entities is licensed or otherwise has the legal right to use all computer programs owned by a third party which are used by any Halcyon Entity in the ordinary course of business ("Developed Software").

      (e) One of the Halcyon Entities owns or has the legal right to use all computer programs designed, written, developed or configured by, on behalf of, or for the use of, the Halcyon Entities which are used by it or another of the Halcyon Entities in the ordinary course of business, except for any Developed Software.

      (f) One of the Halcyon Entities owns or otherwise has the legal right to use all information technology, telecommunications, network and peripheral equipment used by the Halcyon Entities.

      Section 4.22 Sufficiency of Assets. The business and operations of the Halcyon Entities, taken together, constitute substantially all of the business reflected on the unaudited combined balance sheet of the Halcyon Entities as of December 31, 2007 and the related unaudited combined statements of operations for the year ended December 31, 2007 (subject to changes to such business since December 31, 2007).

      Section 4.23 No Additional Representations. The Halcyon Parties acknowledge that neither AAMAC, its officers, directors or stockholders, nor any Person has made any representation or warranty, express or implied, of any kind, including without limitation any representation or warranty as to the accuracy or completeness of any information regarding AAMAC furnished or made available to the Halcyon Parties or the Halcyon Entities and any of its representatives, in each case except as expressly set forth in Article V (as modified by the AAMAC Disclosure Statement).

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF AAMAC

      Except as set forth in the AAMAC Disclosure Statement (subject to Section 8.11), AAMAC represents and warrants to the Halcyon Parties as follows:

      Section 5.1 Organization.

      (a) AAMAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. AAMAC has all requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as it will be conducted through the Closing Date. AAMAC is duly qualified to transact business in each jurisdiction in which the ownership, leasing or holding of its properties or the conduct or nature of its business makes such qualification necessary, except where the failure to be so qualified would not have an AAMAC Material Adverse Effect. AAMAC is not, and has not been, in violation of any of the provisions of its Organizational Documents. The Transaction is a "Business Combination" within the meaning of AAMAC's Organizational Documents and there is no obligation under the AAMAC's Organizational Documents that AAMAC liquidate or dissolve prior to July 31, 2009 as a result of AAMAC's execution and delivery of this Agreement.

      (b) AAMAC does not (x) have any Subsidiaries or (y) own beneficially or otherwise, directly or indirectly, any Equity Securities or ownership interest in, or have any obligation to form or participate in, any other Person or (z) have any Contract to purchase any such interest, and AAMAC has not agreed and is not obligated to make nor is bound by any Contract or undertaking of any nature under which it may become obligated to make any future Investment in any other Person other than this Agreement.

      Section 5.2 Authority. AAMAC has the corporate power, authority and legal right to execute and deliver each Transaction Document delivered or to be delivered by it and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of AAMAC and no further corporate proceedings on the part of AAMAC are necessary to authorize this Agreement or consummate the transactions contemplated hereby other than the Requisite Stockholder Approval.

      Section 5.3 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AAMAC and assuming the valid execution and delivery by the other parties thereto constitutes the legal, valid and binding obligation of AAMAC, enforceable against AAMAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. Each other Transaction Document delivered or to be delivered by AAMAC will be duly executed and delivered by AAMAC and, when so executed and delivered, assuming the valid execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligation of AAMAC, enforceable against AAMAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

      Section 5.4 No Breach. None of the execution, delivery or performance by AAMAC of any Transaction Document delivered or to be delivered by it or the consummation of the Transaction does or will, with or without the giving of notice or the lapse of time or both (a) result in the creation of any Lien upon any of the properties or assets of AAMAC (except for Permitted Liens), or (b) conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) any Organizational Documents of AAMAC, (ii) any AAMAC Contract or (iii) assuming compliance with the matters referred to in Section 5.6 of the AAMAC Disclosure Statement, any Law, license, Permit or other requirement to which AAMAC's properties or assets are subject, except, in each case, which would not have an AAMAC Material Adverse Effect.

      Section 5.5 No Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of AAMAC who is or will be entitled to any fee, commission or payment from AAMAC in connection with the negotiation, preparation, execution or delivery of any Transaction Document or the consummation of the Transaction.

      Section 5.6 Governmental Approvals. Except as would not have an AAMAC Material Adverse Effect, any approval required pursuant to the HSR Act or expressly contemplated by this Agreement, no Consent or Order of, with or to any Governmental Entity is required to be obtained or made by or with respect to AAMAC in connection with the execution, delivery and performance by AAMAC of any Transaction Document or the consummation by AAMAC of the Transaction.

      Section 5.7 Capitalization.

      (a) The AAMAC Disclosure Statement sets forth (i) the authorized Equity Securities of AAMAC, (ii) the number of Equity Securities of AAMAC that are issued and outstanding, (iii) the number of Equity Securities held in treasury, and (iv) the number of Equity Securities of AAMAC that are reserved for issuance.

      (b) No shares of capital stock or other securities of AAMAC (other than the AAMAC Common Stock and the AAMAC Warrants) are issued, reserved for issuance or outstanding. All of the outstanding shares of AAMAC Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights. There are no bonds, debentures, notes or other Indebtedness of any type whatsoever of AAMAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any stockholders of AAMAC may vote. Except as described in the AAMAC SEC Reports filed prior to the date hereof, the AAMAC Warrants, the rights granted to the Halcyon Partner Vehicle under this Agreement and pursuant to the Transaction Documents, there are no outstanding options, warrants, calls, demands, stock appreciation rights, Contracts or other rights of any nature to purchase, obtain or acquire from AAMAC, or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of AAMAC or any other securities of AAMAC and, other than as described in the AAMAC SEC Reports filed prior to the date hereof, AAMAC (and none of its Affiliates) is obligated, pursuant to any securities, options, warrants, calls, demands, Contracts or other rights of any nature or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase or redeem any capital stock of AAMAC, any other securities of AAMAC or any interest in or assets of AAMAC to or from any Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other Contracts relating to any capital stock or other securities of AAMAC to or from any Person.

      (c) AAMAC Common Stock is quoted on the American Stock Exchange. There is no Action or proceeding pending or, to AAMAC's knowledge, threatened against AAMAC by the American Stock Exchange with respect to any intention by such entity to prohibit or terminate the quotation of such securities thereon.

      (d) At the Closing, the AAMAC Preferred Stock to be issued pursuant to this Agreement will be validly issued, fully paid, non-assessable, free and clear of all Liens and not issued in violation of or subject to any preemptive right. Upon delivery of the AAMAC Preferred Stock pursuant to this Agreement, the Halcyon Partner Vehicle will have good title to such AAMAC Preferred Stock.

      (e) All of the outstanding Equity Securities of AAMAC have been issued in compliance in all material respects with all requirements of Laws and Contracts applicable to AAMAC and the Equity Securities of AAMAC.

      (f) Except as disclosed in the AAMAC SEC Reports filed prior to the date hereof or as contemplated by the Transaction Documents, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other Contracts or understandings to which AAMAC is a party or by which AAMAC is bound with respect to any Equity Security of AAMAC.

      (g) Except as disclosed in AAMAC SEC Reports filed prior to the date of this Agreement, as a result of the consummation of the Transaction, no shares of capital stock, warrants, options or other securities of AAMAC are issuable and no rights in connection with any shares, warrants, rights, options or other securities of AAMAC accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

      Section 5.8 Financial Information.

      (a) Set forth in the AAMAC Disclosure Statement are (i) the audited balance sheet of AAMAC as of August 7, 2007 and the related audited statements of operations, stockholders' equity and cash flows for the period ended August 7, 2007 (the "AAMAC Audited Financial Statements") and (ii) the unaudited balance sheet of AAMAC as of December 31, 2007 (the "December 31, 2007 AAMAC Balance Sheet") and the related statements of operations, stockholder' equity and cash flows for the three month period ended December 31, 2007 (the "AAMAC Unaudited Financial Statements" and collectively, with the AAMAC Audited Financial Statements and the notes to each of them are the "AAMAC Financial Statements"). The AAMAC Financial Statements have been prepared from and in accordance with the books, accounts and financial records of AAMAC (which accurately and consistently reflect all material transactions to which AAMAC was party to during the periods set forth) and present fairly, in all material respects, in conformity with GAAP applied on a consistent basis, the financial position of AAMAC as of the dates set forth therein and their results of operations and cash flows for the periods set forth therein; provided, that the foregoing is subject to the ongoing audit and adjustment of the December 31, 2007 AAMAC Balance Sheet. AAMAC has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required in all material respects by Rule 13a-15 under the Exchange Act.

      (b) AAMAC has no Liabilities of any kind or character, except for (i) Liabilities in the amounts set forth or reserved against on the December 31, 2007 AAMAC Balance Sheet or the notes thereto, including contingent liabilities,
(ii) Liabilities arising in the ordinary course of business (taking into account that AAMAC is a special-purpose acquisition company) or (iii) Transaction Expenses.

      (c) AAMAC does not now conduct and has never conducted any business or operations and has not engaged in any other material transaction other than valuation and pursuit of transactions such as the Transaction, the Transaction and as set forth in AAMAC SEC Reports filed prior to the date of this Agreement.

      Section 5.9 Absence of Material Adverse Effect and Certain Events.

      (a) Since December 31, 2007, and until the date hereof, there have not been any events, occurrences, changes, developments or circumstances, which have had an AAMAC Material Adverse Effect.

      (b) From and after December 31, 2007, AAMAC has not conducted any operations or business.

      (c) AAMAC has not since December 31, 2007 and until the date hereof, taken any action of the type referred to in Section 6.1(c).

      Section 5.10 Taxes.

      (a) AAMAC has filed all material Tax Returns required to be filed by it ("AAMAC Tax Returns"). All such AAMAC Tax Returns were correct and complete in all material respects. All material AAMAC Tax Returns have been timely filed with the appropriate tax authorities in all jurisdictions in which such AAMAC Tax Returns are or were required to be filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired.

      (b) All material Taxes due and owing by AAMAC have been paid or adequate reserves therefor have been established on the December 31, 2007 AAMAC Balance Sheet in accordance with GAAP.

      (c) All material Taxes of AAMAC required to be paid with respect to any completed and settled audit, examination or deficiency Action with any taxing authority have been paid in full.

      (d) There is no audit, examination, claim, assessment, levy, deficiency, administrative or judicial proceeding, lawsuit or refund Action pending or threatened in writing with respect to any material Taxes of AAMAC and no taxing authority has given written notice of the commencement of any audit, examination or deficiency Action with respect to any such Taxes. AAMAC has delivered to the Halcyon Representative correct and complete copies of all material Tax examination reports, closing agreements and statements of Tax deficiencies assessed against or agreed to by AAMAC filed or received since December 31, 2006.

      (e) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of AAMAC due for any taxable period.

      (f) AAMAC has not received written notice of any claim, and, to the knowledge of AAMAC, no claim has ever been made, by any taxing authority in a jurisdiction where AAMAC does not file AAMAC Tax Returns that AAMAC is or may be subject to taxation by that jurisdiction.

      (g) No Liens for Taxes exist with respect to any of the assets or properties of AAMAC, except for Permitted Liens.

      (h) AAMAC has never made an election to be classified as an S Corporation for federal income tax purposes.

      (i) AAMAC is not liable, nor does AAMAC have any potential liability, for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract, indemnity or otherwise.

      (j) AAMAC is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement.

      (k) AAMAC is not a party to any Contract, plan, understanding or other arrangement which, individually or collectively with respect to any Person, could give rise to the payment of any amount that would not be deductible by AAMAC by reason of Section 280G of the Code (or any corresponding provision of U.S. or non-U.S. federal, state and local Tax Law) as a result of the Transaction.

      (l) AAMAC has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

      (m) AAMAC has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

      (n) AAMAC has not participated in a "listed transaction," as defined in Treasury Regulation ss. 1.6011-4(b)(2).

      For the avoidance of doubt, it is agreed and understood that no representation or warranty is made with respect to Tax matters in any Section of this Agreement other than this Section 5.10 and Section 5.17.

      Section 5.11 Assets and Properties.

      (a) AAMAC has (i) good title to all of its material assets and properties (whether real, personal or mixed, or tangible or intangible) (including all assets and properties recorded on the December 31, 2007 AAMAC Balance Sheet, other than assets and properties disposed of in the ordinary course of business since December 31, 2007) and (ii) valid leasehold interests in all of its assets and properties which it leases, in each case (with respect to both clauses (i) and (ii) above), free and clear of any Liens, other than Permitted Liens.

      (b) AAMAC does not own or lease nor has it ever owned or leased any real property.

      (c) As of the date hereof, AAMAC has $404,015,392, and as of the Closing Date, AAMAC will have no less than $403,000,000 (including any amounts payable with respect to the Conversion Amount and the Deferred Underwriting Fees), invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Immediately following the consummation of the Transaction and notice thereof to the trustee of the Trust Account in accordance with the terms of the Trust Agreement, the Trust Account will terminate and the trustee shall thereupon release as promptly as practicable (i) the Conversion Amount, (ii) the Deferred Underwriting Fees and
(iii) the remaining funds in the Trust Account to AAMAC in accordance with the terms of the Trust Agreement. The amount of Deferred Underwriting Fees is $13,455,000.

      (d) AAMAC has no Indebtedness.

      Section 5.12 Contracts.

      (a) The AAMAC Disclosure Statement lists all of the Contracts binding on AAMAC or the assets or property of AAMAC which creates or imposes a liability greater than $50,000 ("AAMAC Contracts").

      (b) AAMAC (and, to the knowledge of AAMAC, each of the other party or parties thereto), has performed all obligations required to be performed by it under each AAMAC Contract, except for any failure to perform that would not have an AAMAC Material Adverse Effect. No event has occurred or circumstance exists with respect to AAMAC or, to the knowledge of AAMAC, with respect to any other Person that (with or without lapse of time or the giving of notice or both) does or may contravene, conflict with or result in a violation or breach of or give AAMAC or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any AAMAC Contract except in each case as would not have an AAMAC Material Adverse Effect. To the knowledge of AAMAC, no party to any AAMAC Contract has repudiated any material provision thereof or terminated any AAMAC Contract. All AAMAC Contracts are valid and binding on AAMAC and, to the knowledge of AAMAC, the other parties thereto, and are in full force and effect, except in each case as would not have an AAMAC Material Adverse Effect.

      (c) Except as set forth in the AAMAC SEC Reports filed prior to the date of this Agreement, there are no Contracts or other understandings, commitments or obligations (including, without limitation, outstanding offers or proposals) of any kind, whether written or oral, to which AAMAC is a party or by or to which any of the properties or assets of AAMAC may be bound, subject or affected, which either (a) creates or imposes a liability greater than $50,000, or (b) may not be cancelled by AAMAC on 30 days' or less prior notice without payment of a penalty or premium of any kind.

      (d) AAMAC has not entered into any Contracts which do not include a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account in substantially the form included in Section 5.12(c) of the AAMAC Disclosure Statement.

      Section 5.13 Litigation. (i) No judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other Governmental Entity to which AAMAC is party or by which AAMAC or any assets of any thereof is bound, and which relates to or affects AAMAC, the assets, properties, Liabilities or employees of AAMAC or the business of AAMAC is in effect and (ii) AAMAC is not a party to or engaged in or, to the knowledge of AAMAC, threatened with any Action which relates to or affects any of AAMAC, the assets, properties, Liabilities or employees of AAMAC, the business of AAMAC, any Transaction Document or the Transaction, except in each of the foregoing clauses (i) and (ii), as would not have an AAMAC Material Adverse Effect.

      Section 5.14 Environmental Matters. Except as would not have an AAMAC Material Adverse Effect, AAMAC does not have any Liability under any applicable Environmental Law or under any Contract with respect to or as a result of the presence, discharge, generation, treatment, storage, handling, removal, disposal, transportation or Release of any Hazardous Material.

      Section 5.15 Compliance with Applicable Law. Except as would not have an AAMAC Material Adverse Effect, (i) AAMAC is in compliance and has complied with all Laws applicable to AAMAC and its business, (ii) no claims or complaints from any Governmental Entities or other Persons have been asserted or received by AAMAC since formation related to or affecting AAMAC and its business and, to the knowledge of AAMAC, no claims or complaints are threatened, alleging that AAMAC is in violation of any Laws or Permits applicable to AAMAC and its business and
(iii) to AAMAC's knowledge, no investigation, inquiry, or review by any Governmental Entity with respect to AAMAC and its business is pending or threatened.

      Section 5.16 Permits. There are no Permits that are necessary for AAMAC to operate its business and to own and use its assets in compliance with all applicable Laws.

      Section 5.17 Employee Matters.

      (a) There are no current activities, to the knowledge of AAMAC, to organize any employees of AAMAC into a collective bargaining unit.

      (b) AAMAC does not and is not required to, and has not and has never been required to, maintain, sponsor, contribute to, or administer any pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation plan or any other employee or fringe benefit plan, program or Contract and does not have any Liability of any kind with respect to any of the foregoing (under ERISA or otherwise). AAMAC does not have any Contract, plan or commitment, whether or not legally binding, to create any of the foregoing other than as contemplated by this Agreement. Neither AAMAC nor any of its ERISA Affiliates has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

      (c) The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transaction will not (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of AAMAC; or
(ii) result in the acceleration of the time of payment or vesting of any such benefits.

      Section 5.18 Insurance. Except for directors' and officers' liability insurance, AAMAC does not maintain any insurance policies or surety bonds.

      Section 5.19 AAMAC SEC Reports.

      (a) AAMAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by AAMAC with the SEC since AAMAC's formation (collectively, the "AAMAC SEC Reports"). The AAMAC SEC Reports, including all forms, reports and documents filed by AAMAC with the SEC after the date hereof and prior to the Closing Date (i) were and, in the case of the AAMAC SEC Reports filed after the date hereof, will be, prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by AAMAC with the SEC after the date of this Agreement (other than information with respect to the Halcyon Entities contained therein), will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such AAMAC SEC Reports or necessary in order to make the statements in such AAMAC SEC Reports, in light of the circumstances under which they were and will be made, not misleading.

      (b) Each of the financial statements (including, in each case, any related notes and schedules) contained in each of the AAMAC SEC Reports, including any AAMAC SEC Reports filed after the date of this Agreement (other than information with respect to the Halcyon Entities contained therein), complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects, or will fairly present in all material respects, the financial position of AAMAC as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate.

      (c) The Chief Executive Officer and Chief Financial Officer of AAMAC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and AAMAC is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the American Stock Exchange.

      (d) The information in the Proxy Statement (other than information relating to the Halcyon Entities supplied by the Halcyon Representative for inclusion in the Proxy Statement) will not as of date of its distribution to the AAMAC Stockholders (or any amendment or supplement thereto) or at the time of the AAMAC Stockholders' Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

      Section 5.20 Investment Representations. AAMAC is purchasing the Purchased Units for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

      Section 5.21 Required Vote of the AAMAC Stockholders. The affirmative vote of holders of a majority of the shares of AAMAC Common Stock issued in its initial public offering present and voting at the AAMAC Stockholders Meeting to approve the Initial Business Combination contemplated by this Agreement, the affirmative vote of the holders of a majority of the shares of AAMAC Common Sock present and voting to approve the issuance and sale of the AAMAC Common Stock for which Exchangeable Securities may be exchanged, to the extent that such issuance requires stockholder approval under the rules of the American Stock Exchange and to adopt the AAMAC Plan (in each case assuming a quorum is present at the AAMAC Stockholders Meeting), and the affirmative vote of holders of a majority of the outstanding shares of AAMAC Common Stock to approve amendments to the Certificate of Incorporation of AAMAC as required so that the Certificate of Incorporation of AAMAC can be amended and restated in the form set forth on Exhibit F, are the only votes of holders of securities of AAMAC which are required to obtain the Requisite Stockholder Approval and to authorize the consummation of the Transaction (provided that the Requisite Stockholder Approval shall be deemed not to have occurred only if holders of 30% or more of the shares of AAMAC Common Stock that were issued in AAMAC's initial public offering vote against the Transaction and properly elect conversion of their shares).

      Section 5.22 Transactions with Affiliates. Except (i) as disclosed in the AAMAC SEC Reports filed prior to the date hereof, (ii) as contemplated by the Transaction Documents or (iii) as would not have a Halcyon Material Adverse Effect, there are no Contracts or transactions between AAMAC and any other Person of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and the Exchange Act and no loans by AAMAC to any of its employees, officers or directors, or any of its Affiliates.

      Section 5.23 Opinion of Financial Advisor. The Board of Directors of AAMAC has received the opinion of Putnam Lovell, dated as of the date of this Agreement, substantially to the effect that, as of such date, the consideration to be paid in the Transaction is fair, from a financial point of view, to AAMAC.

      Section 5.24 No Additional Representations. (a) AAMAC acknowledges that, in entering into this Agreement, it and its Board of Directors (i) have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the Halcyon Entities and their businesses and operations; (ii) have requested and received access to such books and records, facilities, equipment, contracts and other assets of the Halcyon Entities which it considers material in determining whether to enter into, perform, and consummate the transactions contemplated in this Agreement; and (iii) have had full opportunity to meet with the management of the Halcyon Entities, to discuss the business and assets of the Halcyon Entities, and to ask all questions of and receive answers from the Halcyon Entities in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. In reaching its decision to adopt this Agreement and recommend the Transaction, the Board of Directors of AAMAC has reviewed the results of the foregoing inquiries and the Transaction Documents. Nothing contained in this
Section 5.23 shall affect AAMAC's reliance on the representations and warranties set forth in Article IV.

      (b) AAMAC acknowledges that neither the Halcyon Parties, the Halcyon Entities, their respective partners, members, or other equityholders or managers, nor any Person has made any representation or warranty, express or implied, of any kind, including without limitation any representation or warranty as to the accuracy or completeness of any information regarding the Halcyon Parties or Halcyon Entities furnished or made available to AAMAC and any of its representatives, in each case except as expressly set forth in Article IV (as modified by the Halcyon Disclosure Statement), and neither the Halcyon Parties, Halcyon Entities, their respective directors, officers, partners, members, equityholders, employees, agents or other representatives, nor any other Person shall be subject to any liability to AAMAC or any other Person resulting from the Halcyon Entities' making available, or AAMAC's use of, such information, or any information, documents or material made available to AAMAC in the due diligence materials provided, including in management presentations (formal or informal), documents or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Halcyon Parties and Halcyon Entities make no representation or warranty to AAMAC with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Halcyon Entities or the future business, operations or affairs of the Halcyon Entities heretofore or hereafter delivered to or made available to AAMAC or its respective representatives or affiliates.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

      Section 6.1 Conduct of Business. Except (i) as required by the Transaction Documents or Law; (ii) as set forth in Section 6.1 of each of the Halcyon Disclosure Statement or AAMAC Disclosure Statement, as applicable; (iii) in the case of the Halcyon Parties, in connection with the Reorganization; (iv) in the case of the Halcyon Parties, with the consent in advance in writing by AAMAC, such consent not to be unreasonably withheld, conditioned or delayed; or (v) in the case of AAMAC with the consent of the Halcyon Partner Vehicle, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Closing Date:

      (a) The Halcyon Parties shall cause each of the Halcyon Entities to, and AAMAC shall carry on its business in the ordinary course of business.

      (b) The Halcyon Parties shall not cause or permit any of the Halcyon Entities to do any of the following:

            (i) propose to adopt any amendments to or amend its Organizational Documents (other than as provided in the Amended and Restated Limited Liability Company Agreement of Halcyon as contemplated herein);

            (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, other equity-based (whether payable in cash, securities or other property or any combination of the foregoing) commitments, subscriptions, rights to purchase or otherwise) any of its securities;

            (iii) acquire or redeem, directly or indirectly, or amend any of its securities;

            (iv) split, combine or reclassify any shares of capital stock or other Equity Securities;

            (v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of it;

            (vi) (A) incur or assume any long-term or short-term Indebtedness or issue any debt securities, except for Indebtedness or debt securities with a principal amount of less than $5,000,000 (provided that any Indebtedness for borrowed money incurred or assumed following the date hereof that is not repaid on or prior to the Closing shall be included in Specified Liabilities), or (B) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

            (vii) enter into, adopt, amend (including to provide for the acceleration of vesting), modify or terminate any Halcyon Plan, increase in any material manner the aggregate compensation or fringe benefits of any consultant, director, officer or employee, taken together, except in each case, (A) as may be required by applicable Law or by any Halcyon Plan or (B) in the ordinary course of business;

            (viii) forgive any loans to any of its employees, officers or directors, or any of its Affiliates (other than Halcyon Entities), of more than $1,000,000 in the aggregate, other than in connection with advancement of expenses in the ordinary course of business;

            (ix) enter into, amend, or extend any collective bargaining agreement;

            (x) acquire, sell, lease, license or dispose of any material property or assets in any single transaction or series of related transactions, except for transactions not in excess of $500,000 individually, or $2,000,000 in the aggregate;

            (xi) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity or ownership interest therein for consideration of more than $10,000,000;

            (xii) settle or compromise any pending or threatened Action to which a Halcyon Entity is party, other than settlements or compromises that do not create obligations of Halcyon Entities in an amount that exceeds $5,000,000 (excluding amounts to be paid under existing insurance policies or renewals thereof and amounts reflected or reserved against in the Halcyon Entities' consolidated unaudited balance sheet as of the December 31, 2007);

            (xiii) make any change in any of the accounting principles or practices used by it except as required by Law or GAAP, or as recommended by the independent auditors of Halcyon or the Halcyon Entities;

            (xiv) change any material Tax election, change any Tax accounting method, settle or compromise any material Tax liability, or consent to the extension or waiver of the limitations period applicable to a material Tax claim or assessment; or

            (xv) enter into a Contract to do any of the foregoing or knowingly take any action which is reasonably expected to result in any of the conditions to the consummation of the Transaction not being satisfied, or knowingly take any action which would materially impair its ability to consummate the Transaction in accordance with the terms hereof or materially delay such consummation.

      (c) AAMAC shall not do any of the following:

            (i) propose to adopt any amendments to or amend its Organizational Documents (other than as provided in Section 6.2 and Section 6.12);

            (ii) except as required to consummate the Transaction and to comply with this Agreement, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, other equity-based (whether payable in cash, securities or other property or any combination of the foregoing) commitments, subscriptions, rights to purchase or otherwise) any of its securities;

            (iii) acquire or redeem, directly or indirectly, or amend any of its securities;

            (iv) make any distribution or declare, pay or set aside any dividend with respect to, or split, combine or reclassify any of its equity interests or any shares of capital stock, except in connection with the exercise of conversion rights by AAMAC stockholders pursuant to paragraph C of Article Sixth of AAMAC's Amended and Restated Certificate of Incorporation;

            (v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

            (vi) forgive any loans to any of its employees, officers or directors, or any of its Affiliates;

            (vii) make any change in any of the accounting principles or practices used by it except as required by changes in GAAP;

            (viii) change any material Tax election, change any Tax accounting method, settle or compromise any material Tax liability, or consent to the extension or waiver of the limitations period applicable to a material Tax claim or assessment;

            (ix) settle or compromise any pending or threatened material Action for an amount that exceeds $5,000,000;

            (x) make, or cause to be made, any change to the investments in which the funds in the Trust Account are invested or the investment allocation of such funds; or

            (xi) (A) enter into, amend, extend, renew, or waive any provision under any AAMAC Contract, (B) incur, assume, endorse, guarantee, pay or otherwise become responsible for any liability or obligations, or (C) spend any cash held in the Trust

      Account or spend any other cash other than for liabilities permitted hereunder; provided, in each case, that the foregoing restrictions shall not apply to or restrict AAMAC's ability to spend, commit to spend, or incur liabilities to pay Transaction Expenses, to comply with applicable Laws, in the ordinary course of business (taking into account that AAMAC is a special-purpose acquisition company), in accordance with Contracts to which AAMAC is a party as of the date of this Agreement or to pay tax obligations using funds from the Trust Fund as contemplated by its trust agreement);

            (xii) amend or otherwise modify any agreement relating to the Trust Account; or

            (xiii) knowingly take any action which would materially impair its ability to consummate the Transaction in accordance with the terms hereof or materially delay such consummation.

      Section 6.2 Proxy Statement; AAMAC Stockholders' Meeting.

      (a) As promptly as practicable after the execution of this Agreement, AAMAC will prepare and file the Proxy Statement with the SEC. AAMAC will respond to any comments of the SEC and AAMAC will use its reasonable best efforts to mail the Proxy Statement to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, AAMAC will prepare and file any other filings required under the Securities Act or the Exchange Act or any other Federal, foreign or Blue Sky Laws relating to the Transaction, (collectively, the "Other Filings"). AAMAC will notify the Halcyon Representative promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the Halcyon Representative with copies of all correspondence between AAMAC or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. AAMAC agrees that the Proxy Statement and the Other Filings will comply in all material respects with all applicable Laws and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Halcyon Representative or AAMAC, as the case may be, will promptly inform the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to AAMAC Stockholders, such amendment or supplement. The Proxy Statement will be sent to the AAMAC Stockholders for the purpose of soliciting proxies from AAMAC Stockholders to vote in favor of (i) approval of the Initial Business Combination contemplated by this Agreement; (ii) the issuance and sale of the AAMAC Common Stock for which Exchangeable Securities may be exchanged to the extent that such issuance requires shareholder approval under the rules of the applicable stock exchange;
(iii) the adoption of the AAMAC Plan; and (iv) approving amendments to the Certificate of Incorporation of AAMAC as required so that the Certification of Incorporation of AAMAC can be amended and restated in the form set forth on Exhibit F (the matters described in clauses (i) through (iv), the "Voting Matters").

      (b) As soon as practicable following its approval by the SEC, AAMAC shall distribute the Proxy Statement to the AAMAC Stockholders and, pursuant thereto, shall call a meeting of the AAMAC Stockholders (the "AAMAC Stockholders' Meeting") in accordance with the DGCL and solicit proxies from such holders to vote in favor of the approval of the Transaction and the other Voting Matters.

      (c) AAMAC shall comply, and the Halcyon Representative shall provide AAMAC with such information concerning the Halcyon Entities reasonably requested by AAMAC that is necessary for the information concerning the Halcyon Parties or the Halcyon Entities in the Proxy Statement to comply, with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the AAMAC Stockholders' Meeting. Without limiting the foregoing, AAMAC shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the AAMAC Stockholders, and as of the date of the AAMAC Stockholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that AAMAC shall not be responsible for ensuring that any information furnished by the Halcyon Representative for inclusion in the Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

      (d) The board of directors of AAMAC shall recommend that the AAMAC Stockholders vote in favor of approval of the Transaction and the other Voting Matters, and AAMAC, acting through its board of directors, shall include in the Proxy Statement such recommendation, and shall otherwise use reasonable best efforts to obtain the Requisite Shareholder Approval.

      Section 6.3 Directors and Officers of AAMAC After Closing. AAMAC and the Halcyon Partner Vehicle shall take all necessary action, including causing AAMAC directors to resign, so that four persons to be designated by the Halcyon Partner Vehicle and five persons, who shall be independent under the applicable rules of the SEC and the applicable stock exchange, to be proposed by the Halcyon Partner Vehicle subject to AAMAC's consent, not to be unreasonably withheld, conditioned or delayed, are appointed or elected, as applicable, to the positions of directors of AAMAC and Halcyon in classes as designated by the Halcyon Partner Vehicle, to serve in such positions effective immediately after the Closing, and so that persons to be designated by the Halcyon Partner Vehicle are appointed or elected, as applicable, to the positions of officers of AAMAC and Halcyon, to serve in such positions effective immediately after the Closing.

      Section 6.4 Governmental Filings. In furtherance of the obligations set forth in Section 6.8, if required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, but in no event later than ten
(10) Business Days after the date hereof, AAMAC and the Halcyon Representative shall each prepare and file the notification required of it thereunder in connection with the Transaction and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. AAMAC and the Halcyon Representative shall use reasonable best efforts to cooperate with each other in
(a) determining whether any registrations, declarations or filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (b) timely making all such registrations, declarations or filings and timely obtaining all such consents, permits, authorizations or approvals and (c) the taking of all reasonable steps as may be necessary to avoid any Action by any Governmental Entity. AAMAC the Halcyon Parties and the Halcyon Representative shall (1) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Transaction; (2) give the other prompt notice of the commencement of any Action by or before any Governmental Entity with respect to the Transaction; and (3) keep the other reasonably informed as to the status of any such Action. Filing fees with respect to the notifications required under the HSR Act shall be paid by AAMAC.

      Section 6.5 Required Information. From the date hereof through the Closing Date, each of the Parties will provide to the other Parties and their respective Representatives reasonable access during normal business hours, upon reasonable notice and as coordinated through such party's Chief Operating Officer or Chief Financial Officer, to the properties, books, records, employees of the Halcyon Entities and AAMAC to make or cause to be made such review of the business, the assets, properties and Liabilities and financial and legal condition of the Halcyon Entities and AAMAC as any Party deems necessary or advisable, provided that any such review shall not interfere unnecessarily with normal operations of the Halcyon Entities and AAMAC.

      Section 6.6 Confidentiality. Each of the Parties agrees to comply with the terms of Mutual Confidentiality and Non-Disclosure Agreement, dated as of December 12, 2007, between Halcyon Asset Management LLC and AAMAC, as though a party thereto, except that such agreement shall survive until the Closing or the fifth anniversary of the termination of this Agreement, as applicable.

      Section 6.7 Public Disclosure. From the date of this Agreement until Closing or termination, the Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transaction, and no Party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transaction without the prior consent of AAMAC (in the case of the Halcyon Parties) or the Halcyon Representative (in the case of AAMAC), except as required by any Laws or by the rules and regulations of, or pursuant to any agreement of a stock exchange. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, a stock exchange or trading system, to make this Agreement and the terms of the Transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, to the extent permitted by Law, at a reasonable time before making any public disclosure, consult with the other Party regarding such disclosure and give the other Party reasonable time to comment on such release or announcement in advance of such issuance. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors or, in the case of the Halcyon Parties, to its respective directors, officers, partners, members, equityholders, or employees. The Parties hereto acknowledge that AAMAC will be required by Law to file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.

      Section 6.8 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article III, to be satisfied; (ii) the obtaining of all consents, approvals or waivers from third parties required to consummate the Transaction; (iii) the defending of any Actions challenging this Agreement or the consummation of the Transaction, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Transaction, and to fully carry out the purposes of this Agreement. Anything contained in this Agreement to the contrary notwithstanding, none of the Parties or their Affiliates will be required to commence litigation or divest or hold separate any business or assets or limit or restrict its rights or ability to engage in any business in connection with the consummation of the Transaction.

      Section 6.9 Notices of Certain Events. From the date hereof through the earlier of the Closing Date or termination of this Agreement, the Halcyon Representative will notify AAMAC, and AAMAC will notify the Halcyon Representative, of: (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transaction or the Reorganization; and (ii) any Action commenced affecting the Halcyon Parties, the Halcyon Entities, AAMAC, the assets, Liabilities or employees of the Halcyon Parties, the Halcyon Entities or AAMAC or the consummation of the Transaction. No notice pursuant to this Section will affect any representations or warranties, covenants, obligations, agreements or conditions set forth herein or otherwise affect any available remedies.

      Section 6.10 Directors' and Officers' Insurance. From and after the Closing Date and until the six year anniversary of the Closing Date, AAMAC shall maintain in effect directors' and officers' liability insurance (or, at AAMAC's option, a "tail" insurance policy) covering those Persons covered by the directors' and officers' liability insurance maintained by AAMAC as of the date hereof for any actions taken by them or omissions by them on or before the Closing Date with the same directors' and officers' liability insurance coverage as may be provided from time to time by AAMAC to its then existing directors and officers; provided that, in no event will AAMAC be required to expend in the aggregate amounts in any year in excess of 250% of the amount of the last annual premium for such insurance, as set forth on the AAMAC Disclosure Statement, to cover its then existing directors and officers (in which event, AAMAC shall purchase the greatest coverage available for such amount). Nothing in this Section shall affect the right of any directors or officers that continue their employment with AAMAC to participate in any directors' and officers' liability insurance policy in effect after the Closing for actions taken after Closing.

      Section 6.11 New York Stock Exchange Listing. Upon the request of the Halcyon Representative, AAMAC shall use commercially reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary, proper or advisable to cause all of the shares of AAMAC Common Stock, whether outstanding or to be issued in connection with the Transaction, the AAMAC Warrants and units to be approved for listing on the New York Stock Exchange on or immediately following the Closing.

      Section 6.12 Amended and Restated AAMAC Organizational Documents. At the Closing, AAMAC shall (x) amend its certificate of incorporation, substantially on terms as set forth in Exhibit F, with such changes therein as may be approved by AAMAC and the Halcyon Partner Vehicle, (y) adopt the certificate of designation for the AAMAC Preferred Stock, substantially on terms as set forth on Exhibit G, with such changes therein as may be approved by AAMAC and the Halcyon Representative, and (z) amend its bylaws, substantially on terms as set forth in Exhibit K, with such changes therein as may be approved by AAMAC and the Halcyon Partner Vehicle.

      Section 6.13 Trust Waiver. The Halcyon Parties and the Halcyon Representative, on behalf of the other Halcyon Entities, hereby acknowledges that AAMAC is a recently organized blank check company formed for the purpose of acquiring (an "Initial Business Combination") one or more businesses or assets. The Halcyon Parties and the Halcyon Representative, on behalf of the other Halcyon Entities, further acknowledges that AAMAC's sole assets consist of the cash proceeds of the recent public offering (the "IPO") and private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the "Trust Account") for the benefit of AAMAC, certain of its stockholders and the underwriters of its IPO. The monies in the Trust Account may be disbursed only (i) to AAMAC in limited amounts from time to time (and in no event more than $3,500,000 in total) in order to permit AAMAC to pay its operating expenses; (ii) if AAMAC completes an Initial Business Combination, to certain dissenting public stockholders, to the underwriters in the amount of the Deferred Underwriting Fees, and then to AAMAC; and (iii) if AAMAC fails to complete an Initial Business Combination within the allotted time period and liquidates, subject to the terms of the agreement governing the Trust Account, to AAMAC in limited amounts to permit AAMAC to pay the costs and expenses of its liquidation and dissolution, and then to AAMAC's public stockholders (as such term is defined in the agreement governing the Trust Account). For and in consideration of AAMAC's agreement to enter into this Agreement, the Halcyon Parties and the Halcyon Representative, on behalf of the other Halcyon Entities, hereby waives any right, title, interest or claim of any kind (any "Claim") it has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to AAMAC as described in clause (i) above) as a result of, or arising out of, any Claims against AAMAC or otherwise arising under this Agreement or otherwise.

      Section 6.14 No Solicitation. From the date hereof through the earlier of the Closing Date or termination of this Agreement, neither AAMAC nor any of the Halcyon Parties, nor shall such Party authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to such Party or any of its Subsidiaries or afford access to the business, properties, assets, books or records of such Party or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an Acquisition Proposal, or (iii) enter into any agreement with respect to an Acquisition Proposal.

      Section 6.15 Control of Operations. Nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party's operations prior to the Closing. Prior to the Closing, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations. Prior to the Closing, Halcyon shall use its reasonable best efforts to cause the risk management, compliance, back office, marketing, and operations functions of the Halcyon Entities to be migrated to Halcyon.

      Section 6.16 Additional Agreements. The parties agree to use their reasonable best efforts to finalize the Additional Agreements and employment agreements consistent with the terms set forth on Exhibit E as soon as reasonably practicable following the date hereof and to finalize employment agreements.

      Section 6.17 Reorganization. The Halcyon Parties shall use their reasonable best efforts to take all action necessary or advisable, and shall use their reasonable best efforts to enforce all rights and remedies available pursuant to the Reorganization MOU necessary, to consummate the transfers of equity interests in the Halcyon Entities contemplated by the Reorganization.

      Section 6.18 Trust Account. AAMAC shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed at Closing (i) in the amount of the Conversion Amount, if any, to stockholders of AAMAC who vote against the Transaction and elect to have their shares of AAMAC Common Stock converted into cash in accordance with AAMAC's Certificate of Incorporation and any procedures regarding the exercise of Conversion rights that may be set forth in the Proxy Statement; (ii) to the underwriters of its initial public offering in the amount of the Deferred Underwriting Fees and (iii) in the amount of the Cash Consideration, to the Halcyon Partner Vehicle.

      Section 6.19 AAMAC Plan. Prior to or on the Closing Date, AAMAC shall, in consultation with the Halcyon Representative, adopt the AAMAC Plan, pursuant to which up to 22% of the equity of AAMAC on a fully diluted basis (as determined immediately following the Closing) (the "Equity Pool") will be reserved for grants to current and future employees of AAMAC and its subsidiaries and affiliates in the form of stock options and restricted stock units. 15% of the equity of AAMAC on a fully diluted basis will be reserved under the AAMAC Plan in the form of options and restricted stock units (the "Mixed Pool"), and the remainder of the Equity Pool will be reserved under the AAMAC Plan in the form of restricted stock units (the "RSU Pool"). Stock options and restricted stock units representing up to half of the Mixed Pool and restricted stock units representing all of the RSU Pool shall be granted pursuant to the AAMAC Plan on the Closing Date, with per-individual award numbers and the terms of awards (including, without limitation, vesting schedules and events and post-termination exercise periods) determined by the Halcyon Representative in consultation with AAMAC, but in no event less favorable to the grantees than those set forth in the employment agreement term sheet of any individual who is party thereto. AAMAC shall cause all shares of stock reserved under the AAMAC Plan to be registered on Form S-8, or another registration statement of similar effect, promptly following the adoption of the AAMAC Plan and shall use reasonable best efforts to keep such registration statement effective for so long as any shares reserved under the AAMAC Plan may be granted or are subject to outstanding awards.

      Section 6.20 Purchase Price Allocation. The Halcyon Representative shall prepare an allocation of the purchase price hereunder (and all other capitalized costs) among the assets of the Halcyon Parties in accordance with Sections 755 and 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provisions of state, local or foreign law, as appropriate) and shall deliver such allocation to AAMAC within 60 days after the Closing Date. AAMAC may propose any changes to the allocation within 30 days thereafter, together with a reasonably detailed explanation of the reasons therefor. If AAMAC proposes any changes in accordance with the preceding sentence, the Halcyon Representative will negotiate in good faith and use reasonable commercial efforts to resolve the disputed items. If the Halcyon Representative agrees on the allocation, then AAMAC and the Halcyon Parties shall report, act and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation, and AAMAC and the Halcyon Parties shall take no position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law. The allocation (or allocations) shall be adjusted to the extent necessary to reflect any adjustments to the purchase price hereunder.

                                  ARTICLE VII

                                   TERMINATION

      Section 7.1 Termination. This Agreement may be terminated and the Transaction abandoned at any time prior to the Closing Date:

      (a) by the mutual written agreement of AAMAC and the Halcyon
Representative;

      (b) by written notice by AAMAC to the Halcyon Representative or by the Halcyon Representative to AAMAC, if the Closing Date shall not have occurred on or before the Termination Date, provided that no party may terminate this Agreement pursuant to this Section 7.1(b) if such failure of the Closing Date to occur by the Termination Date is due to such party's breach or violation of any representation, warranty, covenant or agreement herein;

      (c) by written notice by AAMAC to the Halcyon Representative or by the Halcyon Representative to AAMAC, if there shall be any Law that makes illegal, permanently restrains, enjoins, or otherwise prohibits consummation of the Transaction and such Law shall not be subject to appeal or shall have become final and unappealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used such efforts as may be required by Sections 6.4 and 6.8 to prevent, oppose and remove such Law;

      (d) by written notice by AAMAC to the Halcyon Representative, if there shall have been a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement on the part of the Halcyon Parties set forth in this Agreement, or if any representation or warranty of the Halcyon Parties set forth in this Agreement shall have become untrue, in any such case such that the conditions set forth in Section 3.1(a) or Section 3.1(b), as the case may be, would not be satisfied, provided that if such breach is curable by any such Person prior to the Termination Date through the exercise of such Person's commercially reasonable best efforts, then for so long as such Halcyon Party continues to exercise such commercially reasonable best efforts to cure the same, AAMAC may not terminate this Agreement pursuant to this Section 7.1(d);

      (e) by written notice by the Halcyon Representative to AAMAC, if there shall have been a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement on the part of AAMAC set forth in this Agreement, or if any representation or warranty of AAMAC set forth in this Agreement shall have become untrue, in any such case such that the conditions set forth in Section 3.2(a) or Section 3.2(b), as the case may be, would not be satisfied, provided that if such breach is curable by AAMAC prior to the Termination Date through the exercise of its commercially reasonable best efforts, then for so long as AAMAC continues to exercise such commercially reasonable best efforts to cure the same, the Halcyon Representative may not terminate this Agreement pursuant to this Section 7.1(e);

      (f) by written notice by the Halcyon Representative to AAMAC if AAMAC's Board of Directors has made a Change in Recommendation; or

      (g) by written notice by the Halcyon Representative to AAMAC or by written notice by AAMAC to the Halcyon Representative if the Requisite Shareholder Approval is not obtained at the AAMAC Stockholders' Meeting (as the same may be adjourned or postponed from time to time but not later than the Termination
Date), provided that AAMAC may not terminate this Agreement pursuant to this
Section 7.1(g) if it has breached or failed to comply with its obligations under
Section 6.2.

      Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than those provisions which expressly survive termination of this Agreement) shall thereafter become void and have no effect, without any liability on the part of any Party or its Affiliates or Representatives in respect thereof, except that nothing herein will relieve any Party from liability for any willful and material breach of this Agreement.

      Section 7.3 Termination Fee. If the Halcyon Representative terminates this Agreement pursuant to Section 7.1(e) or 7.1(f), or if either Halcyon Representative or AAMAC terminates this Agreement pursuant to Section 7.1(b), 7.1(c) or 7.1(g), in each case as a result of a willful breach by AAMAC of this Agreement (which shall include any of the events set forth in Section 7.1(f)), then pursuant to the Voting Agreement, the AAMAC Founders shall (and AAMAC shall cause the AAMAC Founders to) each agree to transfer to the Halcyon Partner Vehicle 50% of the AAMAC Founders' Shares; provided that such transfers will take place only when and to the extent such shares of AAMAC Common Stock are released to the AAMAC Founders pursuant to the terms of that certain Escrow Agreement dated as of August 1, 2007 by and among AAMAC, the AAMAC Founders and Continental Stock Transfer & Trust Company.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1 Survival of Representations, Warranties and Covenants. The representations and warranties set forth in this Agreement or in any certificate delivered in connection with this Agreement and each covenant requiring performance prior to the Closing shall terminate effective as of immediately prior to the Closing such that no claim for breach of any such representation or warranty or covenant may be brought after the Closing. Any covenant of any party in this Agreement that requires performance at or after the Closing shall survive the Closing.

      Section 8.2 Assignment. No Party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of the Halcyon Representative (in the case of an assignment by AAMAC) or of AAMAC (in the case of an assignment by a Halcyon Party). Any conveyance, assignment or transfer requiring the prior written consent of the Halcyon Representative or AAMAC which is made without such consent will be void ab initio. No assignment will relieve the assigning Party of its obligations hereunder or thereunder.

      Section 8.3 Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a Party hereto, and no Person other than the Parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that the AAMAC is an intended third party beneficiary of this Agreement.

      Section 8.4 Amendment. Prior to the Closing, this Agreement may not be amended except by a written agreement executed by AAMAC and the Halcyon Representative. From and after the Closing, any amendment shall require the consent of AAMAC and the Halcyon Partner Vehicle. Any amendment to this Agreement by AAMAC after the Closing must be approved by a majority of the independent directors of the Board of Directors of AAMAC.

      Section 8.5 Waiver; Remedies. No failure or delay on the part of AAMAC, the Halcyon Representative or the Halcyon Parties in exercising any right, power or privilege under this Agreement or any other Transaction Document will operate as a waiver thereof, nor will any waiver on the part of AAMAC, the Halcyon Representative or the Halcyon Parties of any right, power or privilege under this Agreement or any other Transaction Document operate as a waiver of any other right, power or privilege under this Agreement or any other Transaction Document, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement or any other Transaction Document. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

      Section 8.6 Expenses. (a) Except as otherwise provided herein, all cost and expense incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, except that if the Closing occurs, AAMAC shall pay any such costs and expenses of the Halcyon Parties and Halcyon Entities, whenever incurred, including, for the avoidance of doubt, any Transaction Expenses of the Halcyon Parties or Halcyon Entities.

      (b) If this Agreement is terminated by either AAMAC or the Halcyon Representative pursuant to Section 7.1(b), 7.1(c), 7.1(e), 7.1(f) or 7.1(g), then following such termination, if AAMAC subsequently consummates an Initial Business Combination (as such term is defined in the AAMAC Amended and Restated Certificate of Incorporation), then AAMAC shall reimburse the Halcyon Parties and the Halcyon Entities for all of their documented Transaction Expenses up to $12.5 million in the aggregate.

      Section 8.7 Notices. All notices, requests, claims, demands and other communications required or permitted to be given under any Transaction Document shall be in writing and shall be deemed effectively given (a) upon personal delivery to the Party to be notified; (b) when received when sent by e-mail or fax by the Party to be notified; provided, however, that notices given by e-mail or fax shall not be effective unless either (i) a duplicate copy of such e-mail or fax notice is promptly given by one of the other methods described in this
Section 8.7, or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by e-mail, fax or any other method described in this Section 8.7; (c) one Business Day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), provided that the sending Party receives a confirmation of delivery from the overnight courier service; or (d) three Business Days after deposit with the U.S. Post Office, Royal Mail or other governmental postal service, postage prepaid, registered or certified with return receipt requested and addressed to the Party to be notified at the address indicated for such Party below, or at such other address as such Party may designate by 10 days' advance written notice to the other parties given in the foregoing manner:

      (a) If to AAMAC:

      Alternative Asset Management Acquisition Corp.
      590 Madison Avenue, 35th Floor
      New York, New York 10022

      Attention: Paul D. Lapping
      Telecopy: (212) 409-2407
      E-mail: plapping@alternativeacq.com

      with a copy to:

      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, New York 10022

      Attention: Adam K. Weinstein
      Telecopy: (212) 872-8112
      E-mail: aweinstein@akingump.com

      (b) If to any Halcyon Party:

      Halcyon Asset Management LLC
      477 Madison Avenue, 8th Floor
      New York, New York 10022

      Attention: Manish K. Mital
      Telecopy: (212) 486-9581
      E-mail: mmital@halcyonllc.com

      with a copy to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019

      Attention: Igor Kirman
      Telecopy: (212) 403-2393
      E-mail: ikirman@wlrk.com

      Section 8.8 Entire Agreement. This Agreement and the other Transaction Documents collectively constitute the entire agreement between the Parties with respect to the subject matter hereof. This Agreement and the other Transaction Documents supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, relating thereto, including the letter of intent and term sheet dated as of February 25, 2008; provided, that the Mutual Confidentiality and Non-Disclosure Agreement, dated as of December 12, 2007, between Halcyon Asset Management LLC and AAMAC as provided in Section 6.6.

      Section 8.9 Severability. If any provision of this Agreement or any other Transaction Document or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that in such case, a failure to comply with such provision shall be deemed to be a breach of this Agreement for purposes of this Agreement.

      Section 8.10 Consent to Jurisdiction.

      (a) Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York sitting in New York City and (ii) the United States District Court for the Southern District of New York for the purposes of any Action (except for any disputes relating to purchase price adjustments covered by Section 2.3) arising out of or relating to the Transaction, this Agreement or any other Transaction Document, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof. Each Party agrees that transmission of any process, summons, notice or document to the Party at the address for notices specified in Section 8.7 hereof, mailed by first class mail, shall be effective service of process upon such Party for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the

Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to the Transaction, this Agreement or any other Transaction Document, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof in the courts referred to in this section, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Parties agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in Law or in equity.

      (b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

      Section 8.11 Exhibits and Schedules; Disclosure. All Exhibits and Schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter disclosed on any section of the Halcyon Disclosure Statement or AAMAC Disclosure Statement shall be deemed to be disclosed with respect to any other section of such document, and with respect to any representation, warranty or covenant in this Agreement or the Transaction Documents, to which the applicability of such matter is reasonably apparent.

      Section 8.12 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York (excluding any provision regarding conflicts of law).

      Section 8.13 Counterparts. This Agreement may be executed by facsimile or portable document format (pdf) transmission and in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

      Section 8.14 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any other Transaction Document, the Party or Parties who are or are to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its or their rights under such Transaction Document, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The Parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

      Section 8.15 Halcyon Representative.

      (a) Except as otherwise expressly provided in this Agreement, each Halcyon Party hereby irrevocably makes, constitutes, and appoints Halcyon Employees LP as the representative, agent and true and lawful attorney in fact of and for such Halcyon Party in connection with the Transaction Documents and the Transaction, effective until the Closing or the termination of this Agreement in accordance with its terms, as applicable, (such representative, solely in its capacity as representative, agent, and attorney in fact for the Halcyon Parties, the "Halcyon Representative"). Each Halcyon Party hereby authorizes and empowers the Halcyon Representative, until the Closing or the termination of this Agreement in accordance with its terms, as applicable, to make or give any approval, waiver, amendment, request, consent, instruction or other communication on behalf of such Halcyon Party as such Halcyon Party could do for itself, including with respect to the amendment of any provision of any Transaction Document (or any schedule thereto). Each Halcyon Party authorizes and empowers the Halcyon Representative, until the Closing or the termination of this Agreement in accordance with its terms, as applicable, to receive all demands, notices or other communications directed to such Halcyon Party under any Transaction Document. Each Halcyon Party authorizes and empowers the Halcyon Representative, until the Closing or the termination of this Agreement in accordance with its terms, as applicable, to (i) take any action (or to determine to refrain from taking any action) with respect thereto as the Halcyon Representative may deem appropriate as effectively as if such Halcyon Party had taken such action itself (including the settlement or compromise of any dispute or controversy), which action will be binding on such Halcyon Party and (ii) execute and deliver all instruments and documents of every kind incident to the foregoing with the same effect as if such Halcyon Party had executed and delivered such instruments and documents personally. Accordingly, any demands, notices or other communications directed to such Halcyon Party hereunder prior to the Closing or the termination of this Agreement in accordance with its terms, as applicable, shall be deemed effective if given to the Halcyon Representative. Each Halcyon Party agrees to be bound by all actions and failures to act of the Halcyon Representative in accordance with the provisions of any Transaction Document, including in connection with any settlement or compromise entered into by the Halcyon Representative on behalf of such Halcyon Party.

      (b) A successor Halcyon Representative may be appointed by the Halcyon Parties, but such appointment will not be effective until such successor shall agree in writing to accept such appointment and notice of the selection of such successor Halcyon Representative is provided to AAMAC.

      (c) The Halcyon Representative shall have no liability to any Halcyon Party, Halcyon Entity, AAMAC or AAMAC Founder for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Halcyon Representative. Notwithstanding anything else herein to the contrary, each Halcyon Party shall defend, indemnify and hold harmless the Halcyon Representative from and against, and shall reimburse the Halcyon Representative for any and all losses, damages, costs and expenses (including reasonable attorney's fees and costs of investigation) arising out of or in connection with, the performance by the Halcyon Representative of its duties and obligations pursuant to this

Agreement unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Halcyon Representative.

               [ remainder of this page intentionally left blank ]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                 ALTERNATIVE ASSET MANAGEMENT
                                 ACQUISITION CORP, INC.:

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 HALCYON MANAGEMENT GROUP LLC:

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Authorized Person

                                 HALCYON PARTNERS LP:

                                 By: HALCYON PARTNERS GP LLC, its
                                     general partner

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Authorized Person

                                 HALCYON EMPLOYEES LP, solely in its
                                 capacity as the Halcyon Representative:

                                 By: HALCYON EMPLOYEES GP LLC, its
                                     general partner

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Authorized Person

                                 HALCYON ASSET MANAGEMENT LLC:

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Chief Operating Officer and
                                            Managing Principal

                                 HALCYON OFFSHORE ASSET MANAGEMENT LLC:

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Chief Operating Officer and
                                            Managing Principal

                                 HALCYON STRUCTURED ASSET MANAGEMENT LP:

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Chief Operating Officer and
                                            Managing Principal

                                 HALCYON ASSET-BACKED ADVISORS LP:

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Chief Operating Officer and
                                            Managing Principal

                                 HALCYON LOAN INVESTORS LP:

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas P. Hirschfeld
                                     Title: Chief Operating Officer and
                                            Managing Principal

                                                                       Exhibit A

                              Reorganization Steps

1. Each holder of Equity Interests in a Halcyon Entity, other than Kyle Ransford (a "Halcyon Equity Holder"), shall contribute all such Equity Interests to Halcyon in exchange for Class A Interests and Class B Interests in a fixed proportion in accordance with the relative value of their contributions, such that the total number of Class A Interests issued shall be 49,170,000 and the total number of Class B Interests issued shall be 46,924,648.

2. Thereafter, each Halcyon Equity Holder shall contribute to the Halcyon Partner Vehicle all of its Class A Interests and Class B Interests of Halcyon in exchange for a limited partner interest in the Halcyon Partner Vehicle.

3. Halcyon shall issue a Class C Profits Interest to Halcyon Employees LP. Halcyon Employees LP will not be required to make any capital contribution with respect to such interest.

If not materially more adverse to AAMAC, Halcyon may also create a second vehicle into which Halcyon Equity Holders will contribute their Equity Interests in order to segregate different income sources. In this event, corresponding changes will be made to the Additional Agreements as applicable.

                                                                       Exhibit B

                                   Definitions

      1.1 Defined Terms. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

            "AAMAC" has the meaning set forth in the preamble to this Agreement.

            "AAMAC Audited Financial Statements" has the meaning set forth in
      Section 5.8(a).

            "AAMAC Common Stock" means the common stock, $0.0001 par value per share, of AAMAC after giving effect to the amendment of AAMAC's Certificate of Incorporation as provided in the Proxy Statement.

            "AAMAC Contracts" has the meaning set forth in Section 5.12(a).

            "AAMAC Disclosure Statement" means the AAMAC Disclosure Statement dated as of the date hereof and delivered by AAMAC herewith.

            "AAMAC Financial Statements" has the meaning set forth in Section 5.8(a).

            "AAMAC Founders" means Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, David Hawkins, Steven A. Shenfeld, Bradford R. Peck, Frederick G. Kraegel, Mark D. Klein and Jakal Investments, LLC.

            "AAMAC Founders' Shares" means the 10,350,000 shares of AAMAC Common Stock owned by the AAMAC Founders.

            "AAMAC Material Adverse Effect" means any fact, circumstance, change or effect that, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on (x) the ability of AAMAC to consummate the Transaction or (y) the financial condition or results of operations of AAMAC, taken as a whole; provided, however, that no facts, circumstances, changes or effects (by themselves or when aggregated with any other facts, circumstances, changes or effects) resulting from, relating to, or arising out of the following shall be deemed to be or constitute an AAMAC Material Adverse Effect, and no facts, circumstances, changes or effects resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, circumstances, changes or effects) shall be taken into account when determining whether a AAMAC Material Adverse Effect has occurred or may, would or could occur: (i) the effect of any change in the United States or foreign economies which does not disproportionately affect AAMAC relative to special-purpose acquisition companies generally; (ii) the effect of any change that generally affects special-purpose acquisition companies which does not disproportionately affect AAMAC relative to special-purpose acquisition companies generally; (iii) the effect of any change arising in connection with any international or national calamity, commencement, continuation or escalation of a war, armed hostilities or act of terrorism which does not disproportionately affect AAMAC relative to special-purpose acquisition companies generally; (iv) the effect of any changes in applicable Laws;
      (v) any effect resulting directly and solely from the public announcement of this Agreement or (vi) any change in the market price or trading volume of AAMAC securities (it being understood that for purposes of this clause
      (vi), the facts and circumstances giving rise to any such matters may be deemed to constitute and may be taken into account in determining whether there has been an AAMAC Material Adverse Effect).

            "AAMAC Plan" means the long term incentive program for Halcyon officers, directors, employees and consultants, having the terms and conditions set forth on Exhibit H and in the form approved by AAMAC and the Halcyon Representative.

            "AAMAC Preferred Stock" means the Series A Voting Preferred Stock, $0.0001 par value per share, of AAMAC.

            "AAMAC SEC Reports" has the meaning set forth in Section 5.19(a).

            "AAMAC Stockholders" means holders of AAMAC Common Stock.

            "AAMAC Stockholders' Meeting" has the meaning set forth in Section 6.2(b).

            "AAMAC Tax Returns" has the meaning set forth in Section 5.10(a).

            "AAMAC Unaudited Financial Statements" has the meaning set forth in
      Section 5.8(a).

            "AAMAC Warrants" means warrants to purchase shares of AAMAC Common Stock issued by AAMAC as set forth in Section 5.7 of the AAMAC Disclosure Statement.

            "Acquisition Proposal" means:

            (i) with respect to the Halcyon Parties, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, any acquisition or purchase, direct or indirect, of 50% or more of the consolidated assets of the Halcyon Entities or over 50% of any class of equity or voting securities of one or more Halcyon Entities which collectively hold 50% or more of the consolidated assets of the Halcyon Entities, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 50% or more of any class of equity or voting securities of one or more Halcyon Entities which collectively hold 50% or more of the consolidated assets of the Halcyon Entities or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Halcyon Entities whose assets, individually or in the aggregate, constitute more than 50% of the consolidated assets of the Halcyon Entities; or

            (ii) with respect to AAMAC, other than the transactions contemplated by this Agreement, (A) any offer, proposal or inquiry relating to, or any third party indication of interest in, any acquisition or purchase, direct or indirect, of 50% or more of the consolidated assets of AAMAC or over 50% of any class of equity or voting securities of AAMAC, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 50% or more of any class of equity or voting securities of AAMAC, (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving AAMAC; or (D) an Initial Business Combination.

            "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

            "Additional Agreements" shall mean the employee agreements to be entered into on terms consistent with the term sheet attached hereto as Exhibit E for the persons set forth on Section 3.1(i) of the Halcyon Disclosure Statement, the AAMAC Plan to be entered into on terms consistent with the summary of material terms attached hereto as Exhibit H, the Exchange and Support Agreement to be entered into on terms consistent with the term sheet attached hereto as Exhibit I, the AAMAC Shareholders' Agreement to be entered into on terms consistent with the summary of material terms attached hereto as Exhibit J, the Halcyon Operating Agreement to be entered into on terms consistent with the term sheet attached hereto as Exhibit D, and the AAMAC Preferred Stock Certificate of Designations to be adopted on terms consistent with the form of Certificate of Designation attached hereto as Exhibit G.

            "Advisers Act" has the meaning set forth in Section 4.1(c).

            "Affiliate" means (a) with respect to a particular individual: (i) each member of such individual's Family (as defined below in this definition); (ii) any Person that is directly or indirectly controlled (as defined below in this definition) by such individual or one or more members of such individual's Family; and (iii) any Person with respect to which such individual or one or more members of such individual's Family currently serves or has previously served as a director, officer, employee, partner, member, manager, executor, or trustee (or in a similar capacity).

            (b) with respect to a specified Person other than an individual, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            For purposes of this definition, (a) "control" of a Person will mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by Contract or otherwise; and (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse,
      (iii) any other natural person who is a child, sibling or parent of the individual or the individual's spouse, and (iv) any other natural person who resides with such individual.

            "Agreement" means this Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Business" means the business and operations of the Halcyon Entities as conducted on the date hereof.

            "Business Day" means a day on which banks and stock exchanges are open for business in New York (excluding Saturdays, Sundays and public holidays).

            "Business Intellectual Property" means intellectual property, trademarks, service marks, trade names, know-how, trade secrets, copyrights and similar intellectual property rights used or required to conduct the Business in the ordinary course of business.

            "Cash Consideration" has the meaning set forth in Section 2.1(b).

            "Change in Recommendation" means, the failure of AAMAC's board of directors to make or reaffirm at the Halcyon Representative's request, or the withdrawal of, or modification in a manner adverse to the other party of, the recommendation of AAMAC's board of directors to AAMAC's stockholders referred to in Section 6.2(d); any action by AAMAC's board of directors to approve, endorse, recommend, or propose to approve, endorse or recommend, any Acquisition Proposal other than the Transaction, or any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any such Acquisition Proposal.

            "Claim" has the meaning set forth in Section 6.13.

            "Closing" has the meaning set forth in Section 2.4(a).

            "Closing Date" means the date and time when the Closing occurs.

            "Closing Adjustment" has the meaning set forth in Section 2.1(d).

            "Closing Adjustment Shortfall" has the meaning set forth in Section 2.1(b).

            "Closing Adjustment Statement" has the meaning set forth in Section 2.3(a).

            "Closing Bonus Accrual" means an amount equal to (a) the product of
      (i) all bonuses payable with respect to fiscal year 2007 to all persons employed by the Halcyon Entities during fiscal year 2007, excluding any persons who are partners of Halcyon Employees LP as of the Closing Date and (ii) a fraction, the numerator of which is the number of days between the January 1 immediately preceding the Closing Date and the Closing Date, and the denominator of which is the number of days in the fiscal year in which the Closing Date occurs, or (b) such other bonus accrual amount mutually agreed by the parties prior to the Closing.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consents" means all consents, waivers, approvals, requirements, allowances, novations, authorizations, declarations, filings, registrations and notifications.

            "Contract" means, with respect to any Person, all agreements, contracts, obligations, commitments and arrangements (whether written or oral) (a) to which such Person is a party; (b) under which such Person has any rights; (c) under which such Person has any Liability; or (d) by which such Person, or any of the assets or properties owned or used by such Person, is bound, including, in each case, all amendments, modifications and supplements thereto.

            "Conversion Amount" has the meaning set forth in Section 2.1(d).

            "December 31, 2007 AAMAC Balance Sheet" has the meaning set forth in
      Section 5.8(a).

            "Deferred Underwriting Fees" means the amount of underwriting discounts and commissions earned by the underwriters in AAMAC's initial public offering but whose payment they have deferred.

            "Delivery Date" has the meaning set forth in Section 2.3(a).

            "Developed Software" has the meaning set forth in Section 4.21(d).

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Environmental Law" has the meaning set forth in Section 4.14.

            "Equity Securities" means any capital stock, partnership or limited liability company interest or other equity or voting interest or any security or evidence of indebtedness convertible into or exchangeable for any capital stock, partnership or limited liability company interest or other equity interest, or any right, warrant or option to acquire any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any Person, trade or business that, together with any Halcyon Entity, is or was treated as a single-employer within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA.

            "Estimated Closing Adjustment Statement" has the meaning set forth in Section 2.1(d).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Agreement" means the final and definitive Exchange and Support Agreement, which shall be consistent with the terms set forth the in the Exchange and Support Agreement Term Sheet attached hereto as
      Exhibit I.

            "Exchangeable Securities" means the Class B Units of Halcyon which will be exchangeable on a one-to-one basis for AAMAC Common Stock.

            "Expenses Shortfall" has the meaning set forth in Section 2.1(d).

            "Foreign Plan" has the meaning set forth in Section 4.17(k).

            "Founders Performance Warrants" has the meaning set forth in Section 2.2(d).

            "FSA" means the United Kingdom Financial Services Authority.

            "Fund" means any investment fund or other vehicle for collective investment (whether open ended or close ended) including, without limitation, an investment company, a general and limited partnership, a trust, a commingled fund and any such fund or vehicle dedicated to only one investor.

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Entity" means, in any jurisdiction, any (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal; (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity); or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

            "Halcyon" has the meaning set forth in the preamble to this Agreement.

            "Halcyon Disclosure Statement" means the Halcyon Disclosure Statement dated as of the date hereof and delivered by the Halcyon Representative herewith.

            "Halcyon Entities" has the meaning set forth in the Recitals to this Agreement.

            "Halcyon Financial Statements" has the meaning set forth in Section 4.7(a).

            "Halcyon Funds" means the Funds listed in Section 4.20(b)(v) of the Halcyon Disclosure Statement and any new Fund for which any of the Halcyon Entities provides management or advisory, investment management or advisory, sub management or advisory or sub investment management or advisory services or acts as operator, manager, adviser, investment manager, investment adviser, sub operator, sub manager, sub adviser, sub investment manager or sub investment adviser.

            "Halcyon Insurance Policies" has the meaning set forth in Section 4.18(a).

            "Halcyon Leased Premises" has the meaning set forth in Section 4.11(c).

            "Halcyon Material Adverse Effect" means any fact, circumstance, change or effect that, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on (x) the ability of the Halcyon Entities to consummate the Transaction or (y) the financial condition or results of operations of the Halcyon Entities, taken as a whole; provided, however, that no facts, circumstances, changes or effects (by themselves or when aggregated with any other facts, circumstances, changes or effects) resulting from, relating to or arising out of the following shall be deemed to be or constitute a Halcyon Material Adverse Effect, and no facts, circumstances, changes or effects resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, circumstances, changes or effects) shall be deemed to be, constitute, or be taken into account when determining whether there has or may, would, or could have occurred a Halcyon Material Adverse Effect: (i) the effect of any change in the United States or foreign economies, capital markets or political conditions in general to the extent that it does not disproportionately affect the Halcyon Entities taken as a whole, relative to other participants in the industries in which the Halcyon Entities operate; (ii) the effect of any change that generally affects any industry or market in which the Halcyon Entities operate to the extent that it does not disproportionately affect, individually or in aggregate, the Halcyon Entities taken as a whole, relative to other participants in the industries in which the Halcyon Entities operate; (iii) the effect of any change arising in connection with any international or national calamity, commencement, continuation or escalation of a war, armed hostilities or act of terrorism which does not disproportionately affect the Halcyon Entities, taken as a whole, relative to other participants in the industries in which the Halcyon Entities operate; (iv) the effect of any changes in applicable Laws or GAAP; (v) any effect resulting from the public announcement of, pendency of or consummation of the transactions contemplated by this Agreement, including the seeking of client consents, or the identity of AAMAC as the acquiror of the Halcyon Entities; (vi) the taking of any action contemplated by this Agreement (including the Reorganization); (vii) any notice of redemptions from any Halcyon Fund unless the investor giving such notice has actually completed such redemption; and (viii) any matter disclosed on the Halcyon Disclosure Statement.

            "Halcyon Material Contracts" means all pending or currently in force Contracts to which a Halcyon Entity is party as of the date hereof:

                  (a) relating to capital expenditures which provide for
            payments from the Halcyon Entities of $100,000 or more during any year;

                  (b) concerning a joint venture, joint development or other cooperation arrangement, other than funds formed as partnership in which a Halcyon Entity is the general partner;

                  (c) relating to or evidencing Indebtedness for borrowed money of the Halcyon Entities in excess of $500,000, other than as a result of an interest in a Halcyon Fund;

                  (d) all Contracts for the purchase or sale of property, or for the furnishing or receipt of services, including customer, supply or consulting Contracts and placement agent Contracts, which provide for payment to or from the Halcyon Entities of $3,000,000 or more during the 12 month period ended December 31, 2007;

                  (e) all Contracts which limit the ability of any of the
            Halcyon Entities to compete in any line of business or with any Person or in any geographic area or which limit or restrict the ability of the Halcyon Entities with respect to the development, marketing, sale or distribution of, or other rights with respect to, any products or services.

                  (f) that create, establish or define the terms and conditions of, govern the transfer, voting, economic or other rights of holders of, or otherwise relate to Equity Securities issued by any of the Halcyon Entities, including the Organizational Documents of the Halcyon Entities;

                  (g) under which the Halcyon Entities have made any outstanding advance, loan or extension of credit to employees of the Halcyon Entities in excess of $1,000,000, other than arrangements with respect to corporate credit cards or the advancement of expenses in the ordinary course of business;

                  (h) which (x) provide for the payment of performance,
            management or transaction fees to any of the Halcyon Entities for investment management services provided to investment funds and managed accounts managed by any of the Halcyon Entities and (y) resulted in payments of such fees to the Halcyon Entities, in respect of any such Contract, in excess of $1,000,000 in the aggregate during the 12 month period ended December 31, 2007; and

                  (i) for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, material operating unit or material product line thereof, which purchase or sale has not yet been consummated.

            "Halcyon Note" has the meaning set forth in Section 2.1(b).

            "Halcyon Parties" has the meaning set forth in the preamble of this Agreement.

            "Halcyon Partner Vehicle" has the meaning set forth in the preamble of this Agreement.

            "Halcyon Permits" has the meaning set forth in Section 4.16.

            "Halcyon Plans" has the meaning set forth in Section 4.17(b).

            "Halcyon Representative" has the meaning set forth in Section
      8.15(a).

            "Halcyon Tax Returns" has the meaning set forth in Section 4.9(a).

            "Halcyon U.S. Plans" has the meaning set forth in Section 4.17(b).

            "Hazardous Materials" has the meaning set forth in Section 4.14.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "IMA" has meaning set forth in Section 4.20(b).

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of, interest on and premium (if any) in
            respect of indebtedness of such Person for borrowed money;

                  (b) the principal of, interest on and premium (if any) in
            respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 90 days of incurrence);

                  (d) capitalized lease obligations of such Person;

                  (e) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables); and

                  (f) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person.

      Notwithstanding the foregoing, "Indebtedness" does not include:

            (A) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money;

            (B) deferred or prepaid revenues;

            (C) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of a Halcyon Entity;

            (D) any obligations to make progress or incentive payments or risk money payments under any contract to the extent not overdue by more than 90 days;

            (E) the effects of SFAS No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indebtedness as a result of accounting for any embedded derivatives created by the terms of such Indebtedness;

            (F) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future; or

            (G) deferred Taxes.

            "Initial Business Combination" has the meaning set forth in Section 6.13.

            "Investment" of a Person means (i) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade and loans to employees in the ordinary course of business) or contribution of capital by such Person; (ii) equity securities owned by such Person; (iii) any deposit accounts and certificates of deposit owned by such Person; and (iv) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

            "IPO" has the meaning set forth in Section 6.13.

            "knowledge" means (a) with respect to the Halcyon Entities, the actual knowledge of each of the Persons set forth on Section 1.3(a) of the Halcyon Disclosure Statement; and (b) with respect to AAMAC, the actual knowledge of each of the Persons set forth on Section 1.3(b) of the AAMAC Disclosure Statement.

            "Laws" means all laws, principles of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, rulings, Orders, licenses and determinations of all Governmental Entities.

            "Liability" means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

            "Lien" means any charge, "adverse claim" (as defined in Section 8-102(a)(1) of the Uniform Commercial Code) or other claim, community property interest, condition, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

            "Managed Accounts" means the managed accounts listed on Section 4.20(b)(v) of the Halcyon Disclosure Statement and any new managed account for which any of the Halcyon Entities provides management, investment management, sub management or sub investment management services or acts as operator, manager, investment manager, sub operator, sub manager or sub investment manager.

            "Notice of Disagreement" has the meaning set forth in Section
      2.3(b).

            "Operating Working Capital Amount" has the meaning set forth in
      Section 2.2(a).

            "Order" means any award, decision, stipulation, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made, or rendered by any Governmental Entity.

            "Organizational Documents" means, with respect to any Person, its certificate or articles of incorporation, its by-laws, its memorandum and articles of association, its limited liability company agreement or operating agreement, its certificate of formation, its partnership or limited partnership agreement, its trust indenture or agreement or other documentation governing the organization or formation of such Person, but not any shareholder, registration rights, subscription or other Contract to which such Person may become a party after its formation or organization.

            "Other Filings" has the meaning set forth in Section 6.2(a).

            "Parties" has the meaning set forth in the Recitals of this Agreement.

            "Permits" means all Consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals issued, granted, given, required or otherwise made available by any Governmental Entity.

            "Permitted Liens" means, with respect to any Person, Liens for (a) Taxes, assessments and other governmental charges, if such Taxes, assessments or charges shall not be due and payable or which the Person is contesting in good faith and for which adequate reserves have been established; (b) inchoate workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business in respect of obligations which are not overdue; (c) minor title defects, recorded easements, and zoning, entitlement or other land use or environmental regulation, which minor title defects, recorded easements and regulations do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the property to which they relate or the Business, assuming that the property is used on substantially the same basis as such property is currently being used by the Halcyon Entities; (d) which are disclosed or reserved against in the Halcyon Financial Statements; or (e) which was incurred in the ordinary course of business since December 31, 2007.

            "Permitted Transfer Restrictions" means restrictions on transfer of Equity Securities or other securities under (i) the Securities Act of 1933, and any other Law that may apply to a transfer of securities contemplated by this Agreement, (ii) the Transaction Documents, and (iii) the Organizational Documents of the Halcyon Parties and AAMAC.

            "Person" means any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Entity, including any successor (by merger or otherwise) of such entity.

            "Pre-Closing Fee Amount" shall mean an amount equal to the management fees, performance fees and incentive allocations, and other fees accrued but unpaid as of the Closing. For purposes hereof, the Pre-Closing Fee Amount will include, with respect to the performance fees and incentive allocations from each client account, (i) all performance fees and incentive allocations earned by the Halcyon Entities for any period ending on or prior to the Closing Date, (ii) for any period including, but ending after, the Closing Date, the lesser of (a) all performance fees and incentive allocations earned by the Halcyon Entities during such period and (b) a pro forma amount of all performance fees and incentive allocations earned between the January 1 immediately preceding the Closing Date and the Closing Date, (iii) all performance fees and incentive allocations earned and deferred prior to the Closing Date (including indexation adjustments through the payment date).

            "Preferred Shares Issuance" has the meaning set forth in Section 2.1(b).

            "Proxy Statement" means the proxy statement AAMAC sends to the AAMAC Stockholders for purposes of soliciting proxies for the AAMAC Stockholders' Meeting, as provided in Section 6.2(e).

            "Purchased Units" means 49,170,000 Class A Units of Halcyon.

            "Release" has the meaning set forth in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Reorganization" has the meaning set forth in the Recitals of this Agreement.

            "Reorganization MOU" means the signed memorandum of understanding with the holders of equity interests in the Halcyon Entities.

            "Representatives" means, with respect to any Person, such Person's Affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors.

            "Requisite Stockholder Approval" means the approval of the Transaction and all other Voting Matters, by the AAMAC Stockholders holding the number of shares of AAMAC Common Stock required under the DGCL and AAMAC's Organizational Documents to authorize and approve such Voting Matters; provided that the Requisite Stockholder Approval shall be deemed to have occurred only if holders of 30% or more of the shares of AAMAC Common Stock that were issued in AAMAC's initial public offering vote against the Transaction and properly elect conversion of their shares.

            "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shareholders' Agreement" means the final and definitive Shareholders' Agreement, which shall be consistent with the terms set forth the in the Shareholders' Agreement Term Sheet attached hereto as Exhibit J.

            "Shortfall" has the meaning set forth in Section 2.1(d).

            "Specified Assets" means all current assets (including deferred fees whenever due) of the Halcyon Entities on a consolidated basis (excluding any consolidation between any Halcyon investment vehicle and its general partner or management company), other than (a) cash and cash equivalents and (b) items set forth in the definition of the Pre-Closing Fee Amount.

            "Specified Liabilities" means, without duplication and on a consolidated basis (excluding any consolidation between any Halcyon investment vehicle and its general partner or management company), (a) current liabilities of the Halcyon Entities in respect of goods previously delivered or services previously rendered by persons other than employees of any Halcyon Entity, (b) payment obligations of the Halcyon Entities due and in arrears, (c) overdue payroll obligations of the Halcyon Entities, and (d) CLO fee rebates owed by the Halcyon Entities to the Halcyon Funds; provided, that Specified Liabilities shall exclude (i) any Transaction Expenses of the Halcyon Parties or the Halcyon Entities and (ii) any contingent liabilities, obligations to pay performance fees to Persons who are holders of Equity Interests in Halcyon Entities, and bonus obligations.

            "Subsidiary" means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which more than 50% of the outstanding equity securities are on the date hereof directly or indirectly owned by such party; provided that no Person will be considered to be a Subsidiary of such Person's general partner by virtue of such general partnership interest.

            "Taxes" or "Tax" means all federal, national, state, province, local and foreign taxes, charges, duties, fees, levies or other assessments, including without limitation income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, capital stock, customs duties, net worth, windfall profits, capital gains, transfer, registration, estimated, stamp, social security, environmental, occupation, franchise or other taxes of any kind whatsoever, imposed by any Governmental Entity, and all interest, additions to tax penalties and other similar amounts imposed thereon.

            "Tax Return" means, with respect to any Person, all federal, national, state, province, local and foreign Tax returns, reports, declarations, statements and other documentation, including any schedule or attachment thereto, required to be filed by or on behalf of such Person (or any predecessor) or any consolidated, combined, affiliated or unitary group of which such Person is or has been a member (but only with respect to taxable periods during which such Person is a member thereof), including information returns required to be provided to any payee or other Person.

            "Termination Date" means March 12, 2009.

            "Transaction" means the transactions contemplated by the Transaction Documents.

            "Transaction Documents" means this Agreement, including all Schedules and Exhibits hereto, as modified by the Halcyon Disclosure Statement and the AAMAC Disclosure Statement; and the Voting Agreement; provided, that upon execution and delivery of any Additional Agreement by all parties thereto based on a term sheet attached to this Agreement, such Additional Agreement shall supersede such term sheet and shall become a Transaction Document.

            "Transaction Expenses" means, with respect to AAMAC, the Halcyon Parties and the Halcyon Entities, (i) any and all fees and out-of-pocket costs and expenses of such Person (for the avoidance of doubt, in the case of the Halcyon Parties, including any reimbursement obligations to partners or members of the Halcyon Entities) and any counsel, accountants, investment bankers and other professional advisors engaged by such Person, in connection with the Transaction (excluding any such fees, costs or expenses of AAMAC incurred in connection with the formation of AAMAC, any registration or listing of AAMAC securities other than pursuant to Section 6.12, the initial public offering and the deferred underwriting fees in connection therewith, or discussions, negotiations or due diligence with respect to any party other than the Halcyon Entities); (ii) any Liability of the Halcyon Parties or the Halcyon Entities for payments to any other Person to obtain any consent, release, approval, waiver or other authorization required in order to consummate the Transaction; (iii) any mailing costs of the Proxy Statement and related expenses for calling and holding the AAMAC Stockholders' Meeting or filing fee payable under securities Laws or the HSR Act or other antitrust or competition Law for any report or other filing required to be made in connection with the Transaction; (iv) with respect to the Halcyon Entities, all fees and expenses incurred in the preparation of GAAP financials that are compliant with the rules and regulations of the SEC; (v) any Liability of AAMAC for payments of the legal or advisory expenses of the AAMAC Founders to amend or enter into any agreement with such AAMAC Founders as may be required under this Agreement, including the Transaction Documents.

            "Trust Account" has the meaning set forth in Section 6.13.

            "Unaffiliated Firm" means such internationally recognized firm of accountants as AAMAC and the Halcyon Partner Vehicle may, acting reasonably, agree upon in writing.

            "Voting Agreement" means the Voting and Support Agreement dated as of the date hereof among Halcyon, the Halcyon Partner Vehicle and the AAMAC Founders.

            "Voting Matters" has the meaning set forth in Section 6.2(a).

      1.2 Rules of Construction. The following rules shall apply to the interpretation of this Agreement:

            (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

            (b) Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall be deemed to refer to any such Law as amended and in effect at any time.

            (c) For the purposes of this Agreement and the Schedules and Exhibits to this Agreement, (i) words in the singular will include the plural and vice versa and words of one gender will include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import will mean "including, without limitation", unless otherwise specified, (iv) the word "or" will not be exclusive, (v) the phrase "made available" will mean that the information referred to has been made available if requested by the Party to whom such information is to be made available, and (vi) any accounting term will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations will be made, unless otherwise specifically provided herein, in accordance with GAAP consistently applied, and all references to GAAP, unless otherwise specifically provided herein, will be to United States GAAP.

            (d) Capitalized terms used in the other Transaction Documents but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

            (e) A "breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been any inaccuracy in or breach of or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

            (f) The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered Articles and Sections are to Articles and Sections of this Agreement and all references herein to Exhibits are to Exhibits to this Agreement.

            (g) Unless otherwise specified, all references contained in this Agreement or in any Transaction Document to "dollars" or "$" will mean United States Dollars.

            (h) Unless otherwise specified, all references to a Contract will include that Contract as it may be amended, modified, supplemented, waived or otherwise in effect from time to time.